UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

☑	Filed by the Registrant	☐	Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

GREEN PLAINS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Who We Are

Green Plains is a leading ag-tech company using innovative processes to transform annually renewable crops into sustainable, high-value ingredients.

Our Strategy

As a leading biorefining company, we constantly drive meaningful transformation of our platform through technological advancement and innovation to create sustainable, value-added products. Every day we work to create more value from fewer resources, seize meaningful opportunities for our Company and innovate products to better serve our customers and the environment.

Our Purpose

We leverage technology to create sustainable products that have a meaningful impact on our customers, the environment and a growing global population. We utilize our extensive experience in agribusiness to make the most out of everything we develop.

We are rapidly transforming into Green Plains 2.0, and we have only begun to harness the potential of our platform.

11 Biorefineries

Strategically located throughout the United States

958 Million Gallons

Our annual production capacity of low-carbon biofuels

330 Million

Bushels of annual corn production capacity

Nearly 900

Dedicated employees

1
Letter from our
Board of Directors

Dear Shareholders:
The employees of Green Plains continued to show their impressive drive toward success, even through a challenging year in 2022. Because of that hard work, Green Plains remains on track for its full transformation into an ag-tech innovator creating sustainable ingredients that matter. The year brought more volatile markets, weather challenges, supply chain disruptions, transportation issues, inflation and staffing shortages, but management has maintained their focus toward executing on strategic business initiatives, evolving when necessary to continue on a path to success.
Sustainability in Action
Our board of directors is actively engaged in all aspects of environmental, social and governance (ESG) initiatives, as 2022 brought our second annual sustainability report showing progress toward our goal of reducing our operational emissions by 50% by 2030 and 100% by 2050. By shareholder vote, the Board of Directors was declassified in 2022. Shareholder rights have been and always will be paramount to us, as they are crucial to Green Plains’ success. We will continue to make progress in strengthening governance, and all ESG areas.
Looking forward into 2023, we are confident in Green Plains’ transformation into the biorefinery platform of the future, helping to meet the world’s growing demand for feed, fuel and fermentation. With the help of our employees, customers, shareholders and communities, we are making more with less, while helping to reduce the world’s carbon emissions. Thank you for your continued support.

Sincerely,

Wayne Hoovestol
The Board of Directors
“By shareholder vote, the Board of Directors was declassified in 2022. Shareholder rights have been and always will be paramount to us, as they are crucial to Green Plains' success. We will continue to make progress in strengthening governance, and all ESG areas.”

2	GREEN PLAINS INC. 2023 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT
Notice of Annual Meeting of Shareholders

DATE AND TIME 10:00 a.m., Central Daylight Time, on Tuesday, May 9, 2023 LOCATION www.meetnow.global/MLRY7H6 RECORD DATE March 15, 2023	Items of Business

	Proposals	Board Vote Recommendation	For Further Details

	1.To elect three directors to serve one year terms that expire at the 2024 annual meeting	Vote FOR all nominees	▶ Page 13
	2.To ratify the selection of KPMG as the Company’s independent registered public accountants for the year ending December 31, 2023	Vote FOR	▶ Page 37
	3.To cast an advisory vote to approve the Company’s executive compensation	Vote FOR	▶ Page 43
	4.To cast an advisory vote on the frequency of holding an advisory vote on executive compensation	Vote FOR every "One Year"	▶ Page 82

To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

How To Vote
Whether or not you expect to attend the annual meeting online, we urge you to vote your shares via the following:
INTERNET
Go to: www.envisionreports.com/GPRE
PHONE
Call our toll-free telephone number 1-800-652-VOTE (8683) within the USA, US Territories and Canada
MAIL
Sign, date and mail the proxy card in the envelope provided.

The foregoing items are more fully described in the accompanying Proxy Statement. Each share of our Common Stock is entitled to one vote on all matters presented at the Annual Meeting. Dissenters’ rights are not applicable to these matters.
To provide a safe experience for our stockholders and employees, as well as to provide expanded access, improved communications and cost and time savings for our shareholders and the Company, we will once again conduct a virtual annual meeting. You will be able to attend and participate in the meeting by visiting www.meetnow.global/MLRY7H6, where you will be able to listen to the meeting live, submit questions, and vote. To access the online meeting, you must have the information that is printed on the shaded bar area located on the reverse side of the Notice. A password is not required for this meeting.
By Order of the Board of Directors,
Michelle Mapes
Corporate Secretary
Omaha, Nebraska
March 29, 2023
Important Notice Regarding the Availability of Proxy Materials for Shareholder Meeting to be held on May 9, 2023.
Pursuant to rules promulgated by the Securities and Exchange Commission, we have elected to provide access to our proxy materials by notifying you of the availability of our proxy materials on the Internet. Instead of mailing paper copies of our proxy materials, we sent shareholders the Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 9, 2023, with instructions for accessing the proxy materials and voting via the Internet (the “Notice”) and attending the Annual Meeting online. The Notice, which was mailed on or around March 29, 2023, also provides information on how shareholders may obtain paper copies of our proxy materials if they so choose. The Notice, the Proxy Statement and our 2022 Annual Report may be accessed at www.edocumentview.com/GPRE.

3
Table of Contents

1	Letter from our Board of Directors
2	Notice of Annual Meeting of Shareholders
4	Proxy Statement
4	Proxy Summary
13	Corporate Governance

13	PROPOSAL 1 Election of Directors

14	Director Nominee Biographical Information and Experience
23	Director Nomination Process
24	Leadership Structure
26	Committees of the Board
29	Board Oversight
33	Investor Engagement
34	Other Governance Principles
36	Compensation of Directors
37	Audit Matters

37	PROPOSAL 2 Ratification of Company’s Auditors

38	Independence of Auditors
38	Auditors’ Fees
39	Audit Committee Report
40	Executive Officers
43	Executive Compensation

43	PROPOSAL 3 Advisory Vote to Approve Executive Compensation

44	Compensation Discussion and Analysis
66	Compensation Committee Report

67	Compensation Tables
77	CEO Pay Ratio
78	Pay vs. Performance Comparison
81	Equity Compensation Plan Information

82	PROPOSAL 4 Advisory Vote on the Frequency of Holding an Advisory Vote on Executive Compensation

83	Security Ownership of Certain Beneficial Owners and Management
86	Transactions with Related Persons, Promoters and Certain Control Persons
87	Other Matters

ESG Highlights

12	Environmental Stewardship and Social Responsibility Highlights

25	Diversity and Refreshment

31	ESG and Sustainability Oversight

33	Investor Engagement

34	Code of Ethics and Other Policies

4	GREEN PLAINS INC. 2023 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT
Proxy Statement
This Proxy Statement is provided to the shareholders of Green Plains Inc. in connection with the solicitation of proxies by our Board of Directors (the “Board”) to be voted at an Annual Meeting of Shareholders to be held at 10:00 a.m., Central Daylight Time, online at www.meetnow.global/MLRY7H6 on Wednesday, May 9, 2023, and at any adjournment or postponement thereof (the “Annual Meeting”).
Proxy Summary
This summary highlights selected information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider in deciding how to vote. You should read the
Proxy Statement carefully before voting.

About Our Company
Transformation. It’s what we do every day when we convert a kernel of corn into sustainable products to help meet the global demand for high-value feed ingredients and low-carbon fuel. We are in the midst of a broader transformation extracting even more low-carbon ingredients from the same annually renewable crops. Our suite of proprietary technologies and industry partnerships makes our broad transformation possible. We are leading the way in producing sustainable ingredients to meet the demands of a growing world.
Our transformation includes deploying our patented, world-class mechanical and process technology at each of our locations, while combining the knowledge and resources of exclusive strategic partnerships with our expertise in fermentation to develop nutritious, valuable ingredients that make a positive global impact.
We are focused on reducing our operating expenses, expanding our ability to isolate the highest-value proteins for use in feed ingredients in pet, aquaculture and other high-value markets and producing higher-value alcohols to meet global demand—all while capturing more low-carbon corn oil from each kernel to serve the rapidly expanding renewable diesel market.
Our goal is to transform our platform by 2024-25, and we believe each fully executed initiative will result in a growing financial contribution.

Company Highlights
The Company operates three business segments: (1) ethanol production, which includes the production of ethanol, including distillers grains, Ultra-High Protein and renewable corn oil, (2) agribusiness and energy services, which includes grain handling and storage, commodity marketing and merchant trading for company-produced and third-party ethanol, distillers grains, corn oil, natural gas and other commodities, and (3) partnership, which includes fuel storage and transportation services.

PROXY SUMMARY	5
Transforming into the Biorefinery Platform of the Future
Green Plains is transforming from a traditional dry-mill ethanol producer into a sustainable biorefinery platform, innovating through ag-technology to produce higher-value products with stable cash flows, for tomorrow’s sustainable economy.
Investments in critical technology, infrastructure and strategic partnerships are driving progress to accelerate the transformation into the Biorefinery Platform of the Future.

GREEN PLAINS 1.0	TRANSFORMATION	GREEN PLAINS 2.0
Biorefinery Platform
Ethanol DDGs Corn Oil	Strategic Partnerships MSCTM Technology Creates Ultra-High Protein and enhances Corn Oil yields Clean Sugar TechnologyTM	Ultra-High Protein DDGs Ethanol	Carbon Capture Corn Oil Dextrose

Strategic Growth Areas
Verticals positioned to capitalize on rapidly growing demand.

Sustainable Ultra-High Protein Sustainable ingredients for high-value global markets in pet, aquaculture, dairy and poultry industries as demand for higher quality animal feed grows.	Renewable Corn Oil Responsible low-carbon feedstock for the high-growth renewable diesel and sustainable aviation fuel industries.

Carbon Capture & Sequestration Participating in one of the largest carbon capture and storage (CCS) platforms in the world with potential for direct injection of CO2 as well.	Clean Sugar Technology Low-carbon dextrose for a variety of biochemical, bioplastics, synthetic biology and food industries.

6	GREEN PLAINS INC. 2023 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT
2022 Performance Highlights
Green Plains made unprecedented progress across all aspects of our transformation in 2022, installing three Maximized Stillage Co-productsTM systems for a total of five across our platform; commencing construction on the first-of-its-kind commercial-scale dry mill Clean Sugar TechnologyTM facility at Green Plains Shenandoah; reaching record yields of renewable corn oil; and exploring the feasibility of producing synthetic methane from biogenic carbon with partners Tallgrass and Osaka Gas USA.
Through these accomplishments and many others from 2022, we continue the transition into a sustainable, value-added ingredient producer less reliant on volatile commodities markets. We are expanding production of our ingredients, attracting new partners and entering new markets.
Through our investments in innovation and technology, we are pursuing novel pathways to value creation for our shareholders, with a focus on managing risk and generating stable operating margins. We own and operate assets throughout the ethanol value chain: upstream, with grain handling and storage; through our ethanol production facilities; and downstream, with marketing and distribution services to reduce uncertainties.

Achievements
—Completed plant modernization and upgrade programs, returning platform to full utilization rate capability;
—Installation of three Maximized Stillage Co-productsTM systems, bringing total protein capacity to approximately 330,000 tons;
—Achieved 60% protein concentration during trial at Green Plains Wood River, using Fluid Quip Technologies’ MSC™ system combined with biological solutions exclusive to Green Plains;
—Commenced construction of first commercial deployment of Clean Sugar Technology™ at Green Plains Shenandoah;
—Announced aquafeed partnership with Riverence to expand trout and salmon feed production in Idaho;
—Expanded protein sales to customers in North America, South America and Asia Pacific across multiple species; and
—Updated executive leadership, including the addition of seasoned experts, reassignment of current leaders, and the creation of a Chief Transformation Officer to lead the way as we achieve critical mass in our transformation.

PROXY SUMMARY	7
Board Highlights
Our Board of Directors
Wayne Hoovestol, Chairman of the Board and a member of our Board since our Company formed in 2006, will retire as a director at the end of his current term at the Annual Meeting, and as such is not standing for re-election. The Board has approved that immediately upon the conclusion of the Annual Meeting the size of the Board be reduced from nine to eight directors. The Board will elect a new Chairperson of the Board following the Annual Meeting.

		Director Since	Committee Membership

Name and Primary Occupation	Age		AC	CC	NGC

Director Nominees

JIM ANDERSON Lead Independent Director Chief Executive Officer, Moly-Cop	65	2008

EJNAR KNUDSEN Founder and Chief Executive Officer, AGR Partners	54	2016

KIMBERLY WAGNER Founder, TBGD Partners	59	2020
Continuing Directors with Terms Expiring in 2024

TODD BECKER President and Chief Executive Officer, Green Plains Inc.	57	2009

BRIAN PETERSON President and Chief Executive Officer, Whiskey Creek Enterprises	59	2005

ALAIN TREUER Co-Founder, VBV LLC	50	2008
Continuing Directors with Terms Expiring in 2025

FARHA ASLAM Managing Partner, Crescent House Capital	54	2021

MARTIN SALINAS JR. Former Chief Financial Officer, Energy Transfer Partners, LP	51	2021

IND Independent Director
Chair	Member	AC Audit Committee	CC Compensation Committee
NGC Nominating and Governance Committee

8	GREEN PLAINS INC. 2023 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT
Board Snapshot

INDEPENDENCE	AGE	DIRECTOR TENURE	DIVERSITY

67% independent	57 years average	9.7 years average	33% diverse

2/3 committee chairs are diverse

SKILLS AND EXPERIENCE

EXECUTIVE LEADERSHIP		INTERNATIONAL BUSINESS

PUBLIC COMPANY /CORP GOVERNANCE/ ESG		MERGERS & ACQUISITIONS

EXECUTIVE COMPENSATION		CAPITAL MARKETS

INDUSTRIAL MFG & INGREDIENT PROD		AUDIT/RISK/ CYBERSECURITY

COMMODITY MARKETS/ MARKETING		LEGAL/ REGULATORY GOVERNMENT RELATIONS

STRATEGY DEVELOPMENT

Upon Mr. Hoovestol's retirement from the board, 75% of directors are independent, the average age of directors is 56, the average director tenure is 8.8 years and diversity is 38%.

PROXY SUMMARY	9

Key Skills & Experiences	Description of Skills and Explanation of Importance

Executive Leadership
—One of the core considerations of our Board in examining director candidates is that the director should have an established track record of professional accomplishment in the candidate’s chosen field. It is important we have highly qualified directors with a diverse range of complementary skill sets, but the common thread is that our directors have experience leading large, complex organizations and teams. Green Plains is a company with an array of important stakeholders, including employees, stockholders, customers, partners, regulators, and communities. It is important for our Board to have directors who have experience dealing with a similar range of stakeholders and managing the challenges associated with operating a large organization.

Public Company/ Corporate Governance/ ESG
—Our Board is responsible for overseeing the successful execution of our strategy and the selection and retention of key executives, which affects the fundamental operation of the Company. It is important for our Board to have directors who understand the fiduciary obligations of public company directors and who have experience shaping a company’s priorities and structure. Effective corporate governance, ongoing board refreshment and a commitment to diversity are all part of a broader effort to ensure that ESG considerations and goals are incorporated into the company’s corporate strategy. Also, the implementation of leading ESG practices is a very important component of our business as the effects of global climate change continues to attract considerable attention with widespread concerns about the impacts of human activity, especially the emissions of greenhouse gases.

Executive Compensation
—The Board believes that aligning executive compensation with shareholder interests is consistent with the Company’s philosophy of driving performance and building long-term shareholder value. This pay-for-performance philosophy is embraced by the Board and is intended to align the interests of key executives, attract and retain high-performing employees, and link a significant amount of compensation to the achievement of pre-established performance metrics directly tied to our business goals and strategies. It is important for Green Plains to have board members who have participated in the design and supervision of executive compensation programs.

Industrial Manufacturing & Ingredient Production
—Green Plains has grown to be one of the leading corn processors in the world for low-carbon products at our biorefineries, inclusive of ethanol, corn oil,
Ultra-High Protein, and distillers grains as our core sources of revenue. We operate 11 biorefineries located in six states. It is important for our Board to have a deep understanding of industrial manufacturing, the biorefinery and the proprietary and patented protein production processes, as well as potential future technologies applicable to our biorefineries.

Commodity Markets/ Marketing
—Green Plains procures grain and natural gas to produce our products and markets, sells and distributes our products, e.g., ethanol, distillers grains,
Ultra-High Protein, and corn oil produced at our biorefineries. A strong understanding of commodity markets is essential as well as an understanding of US and global markets impacting the supply and demand characteristics driving the needs for our products.

10	GREEN PLAINS INC. 2023 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Strategy Development
—We believe that we can maximize our competitive advantage to create lasting value for our stockholders, both in the near- and longer-term, by successfully executing on our strategic plan, to take advantage of the world’s growing demand for protein feed ingredients. It is important for our Board to have directors who have experience developing, delivering and directing corporate strategy. Further, it is important to have board members who have experience transforming organizations and culture and improving processes, services, and products with an aim of enhancing long-term value.

International Business	—Global competition, international trade and product related policies, and international activities can have a significant impact on our business.

Mergers & Acquisitions / Partnerships
—Joint ventures, partnerships, mergers and acquisitions are an important part of maintaining a competitive advantage by maximizing our production capabilities, leveraging our proprietary technology and expanding new products into fast-growing, higher margin markets. We intend to continue exploring potential growth opportunities and strategies through these disciplines. As such, it is important to have board members well-versed in M&A-related activities to ensure that the right opportunities are being pursued, operational and financial risks can be quantified and effectively managed while expected synergies and growth projections are reasonable and realistic.

Capital Markets
—As our company continues to transform, having expertise in capital markets and various equity and debt financing alternatives will continue to be a critical skill set for our Board to ensure we have the optimal capital structure, and financing needed to support these efforts.

Audit/Risk/ Cybersecurity
—As a public company, we are subject to various auditing, accounting, and financial reporting obligations. Our Audit Committee’s responsibilities include reviewing the Company’s financial statements, financial reporting, and internal controls, as well as overseeing the independent auditor. Green Plains is also subject to various forms of risk, including, without limitation, cybersecurity risk, liquidity risk, credit risk, market risk, interest rate risk, operational risk, legal and compliance risk and reputational risk. It is important for our Board to have directors who are financial experts and who understand financial reporting as well as effective risk management practices.

Legal/ Regulatory/ Government Relations
—Our operations are regulated by various government entities that can impose significant costs on our business. It is important to have board members who have a strong comprehension of the legal and regulatory landscape specific to our business. Our production levels, markets and grain we procure are affected by federal government programs. Government policies such as tariffs, duties, subsidies, import and export restrictions and embargos can also impact our business.

PROXY SUMMARY	11
Corporate Governance Highlights
Our Company has a history of strong corporate governance. By evolving our governance approach in light of best practices, our Board drives sustained shareholder value and best serves the interests of our shareholders.

What We Do	What We Don’t Do

  100% independent board committees
  100% directors owning stock
  Compensation recoupment (clawback) policy
  Right to call special meeting threshold set at 20%
  Provide a majority of executive compensation in performance-based compensation
  Pay for performance based on measurable goals for both annual and long-term awards
  Balanced mix of awards tied to annual and long-term performance
  Stock ownership and retention policy

  No poison pill
  No supplemental executive retirement plans
  No discounted stock options, reload of stock options or stock option re-pricing without shareholder approval
  No single-trigger vesting of equity compensation upon a change in control
  No short-term trading, short sales, transactions involving derivatives, hedging or pledging transactions for executive officers and directors

Corporate Governance Improvements

2020	—Appointed diverse director

2021
—Appointed two additional diverse directors
—Lead Independent Director appointed
—Published governance guidelines with independent executive sessions
—Annual charter reviews broadening scope for cyber and ESG oversight
—Updated bylaws for proxy access and majority voting standard
—Lowered threshold for special meeting to 20%
—Rotated Committee chairs with two of the three Committee chairs diverse
—Proposed reduction of the board from nine to eight members by no later than the 2023 annual meeting

2022	—Recommended and declassified the board of directors

12	GREEN PLAINS INC. 2023 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT
Environmental Stewardship and Social Responsibility Highlights
Sustainability is both a driver and an outcome of our ongoing transformation into a customer-centric producer of low-carbon ingredients. We are passionate about delivering on the rapidly expanding opportunities and crucial benefits of the emerging bioeconomy. In concrete terms, this means that we continually innovate across our four pillars of Protein, Oil, Sugar and Carbon. We are advancing and multiplying our renewable processes and co-products to benefit a far-reaching set of stakeholders—employees, farmers, customers, suppliers, shareholders, communities and our shared environment. In parallel, we continue to evolve our social and governance infrastructure to enable the success of our ambitious initiatives. We work to continually evaluate and improve our practices in these areas, to position Green Plains to meet the growing sustainability needs of a changing world. Below are some highlights reflecting the impact we have in Environmental Stewardship and Social Responsibility.

Environmental Stewardship
Creating the biorefinery platform of the future is synonymous with expanding environmental stewardship. We are driving innovation to further protect and benefit the natural environment on which so much depends.

—In 2022, we submitted our near-term GHG reduction targets to the Science-Based Targets Initiative (SBTi) for validation.
—Since 2018, we’ve continued to realize a consistent reduction in operational GHG emissions intensity.
—In 2022, we aligned our ESG disclosures with the Task Force on Climate-Related Financial Disclosures (TCFD), in addition to our current alignment with the Global Reporting Initiative (GRI), the Sustainability Accounting Standards Board (SASB) and United Nations Sustainable Development Goals (UNSDGS).
—We have placed enhanced focus on further developing our carbon reduction strategy to make progress toward achieving our absolute GHG and intensity targets.
—Also in 2022, we developed a multi-year farm carbon/grain origination roadmap to advance sustainable sourcing and farming with our growers.

Social Responsibility
We continually work to enhance our programs and policies to support and empower our employees, customers, suppliers and communities. Key investments in this area include prioritizing employee health and safety efforts; working to advance workforce diversity, equity and inclusion; partnering with our customers and suppliers to create shared benefits; and giving back to our local communities.

—In 2022, we reduced our OSHA Total Recordable Incident Rate (TRIR) by more than 35% compared to our 2020 baseline, achieving our 2025 target.
—Our people volunteered over 4,000 hours in 2022, surpassing our stated target of 2,000 hours by 100%
—We also launched a host of initiatives in 2022 to enhance our talent retention and put ourselves in position to attract new talent, including
—Updated our Employee Referral Program;
—Developing structured interviewing and selection training and beginning its implementation;
—Standardizing our orientation and trainings; and
—Developing a communication plan to better reach diverse audiences.

CORPORATE GOVERNANCE	13
Corporate Governance
In accordance with the General Corporation Law of the State of Iowa, our Third Articles of Amendment to Second Amended and Restated Articles of Incorporation, as amended (our “Charter”), and our Fifth Amended and Restated Bylaws (“Bylaws”), our business, property and affairs are managed under the direction of the Board.

Proposal 1

Election of Directors

To be elected, each nominee for director must receive plurality of all votes cast (assuming a quorum is present) with respect to that nominee’s election. Abstentions and broker “non-votes” will not be counted as a vote cast with respect to a nominee.

The Board recommends that stockholders vote “FOR” each of the nominees set forth in Proposal 1.

The Board currently consists of nine members and is currently divided into three groups. Previously each group of directors was elected at each annual meeting of shareholders for a three-year term. Each year a different group of directors was elected on a rotating basis. At last year's annual meeting, there was a declassification of the board of directors such that each group going forward will serve one year terms through a phase in period until 2025. Beginning with the 2026 annual meeting, all directors will be elected annually.
Wayne Hoovestol, Chairman of the Board and a director who has served on our Board since our Company began in 2006, will retire from the Board at the end of his term at the Annual Meeting and is not standing for re-election. The terms of Jim Anderson, Ejnar Knudsen and Kimberly Wagner are up for election at the Annual Meeting (to serve until the 2024 annual meeting or until their respective successors shall be elected and qualified). The terms of Todd Becker, Brian Peterson and Alain Treuer expire at the 2024 annual meeting, at which time they will be up for annual election. The terms of Martin Salinas Jr. and Farha Aslam expire at the 2025 annual meeting, at which time they will be up for annual election.
Board Recommendation
The Board recommends that stockholders vote for each of the nominees outlined.

14	GREEN PLAINS INC. 2023 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT
Director Nominee Biographical Information and Experience
Nominees for Election at the 2023 Annual Meeting

Jim Anderson Lead Independent Director Chief Executive Officer, Moly-Cop Age: 65 Director Since: 2008 Committees: Audit, Compensation

Director Qualifications
Mr. Anderson is qualified to serve as a director because of his commodity experience and agribusiness knowledge, which provides the Board with a relevant depth of understanding of our operations.
Past Public Company Directorships
—United Malt Holdings

Background
—Chief Executive Officer of Moly-Cop since November 2017
—Served as Managing Director and Operating Partner at CHAMP Private Equity
—Served The Gavilon Group, LLC as its President and Chief Executive Officer from October 2014 until February 2016 as well as its Chief Operating Officer, Fertilizer, since February 2010
—Served as Chief Executive Officer and member of the board of directors at United Malt Holdings, a producer of malt for use in the brewing and distilling industries, from September 2006 to February 2010
—Served as Chief Operating Officer / Executive Vice President of CT Malt, a joint venture between ConAgra Foods, Inc. and Tiger Brands of South Africa, beginning in April 2003
—Served as Senior Vice President and then President of ConAgra Grain Companies
—His career has also included association with the firm Ferruzzi USA and as an Operations Manager for Pillsbury Company
—Served as a Board Member of the North American Export Grain Association and the National Grain and Feed Association
—Holds a Bachelor of Arts degree with a Finance emphasis from the University of Wisconsin - Platteville

Skills	—Industrial Mfg & Ingredient Prod —Commodity Markets/ Marketing —Strategy Development	—International Business —M&A/Partnerships —Capital Markets	—Audit/Risk/Cybersecurity —Legal/Regulatory/Gov’t Rel —Public Co/Corp Govern/ESG	—Executive Leadership —Executive Compensation

CORPORATE GOVERNANCE	15

Ejnar Knudsen Founder and Chief Executive Officer, AGR Partners Age: 54 Director Since: 2016 Committees: None

Director Qualifications
Mr. Knudsen is qualified to serve as a director because of his operating company and finance experience, as well as his agribusiness industry network and knowledge, which provides the Board with a relevant depth of understanding of our operations.
Current Public Company Directorships
—Ridley Corporation Limited (RIC:AX)

Background
—Founder and CEO of AGR Partners, and oversees the firm’s strategy with investments totaling over $400 million in food processors, manufacturers and agribusinesses
—Co-portfolio manager of Passport Capital’s Agriculture Fund from 2009 to 2012
—Served as EVP of Western Milling, a grain and feed milling company that grew from a small California startup to over $1 billion in sales
—Spent 10 years with Rabobank, in its New York office, managing a loan portfolio and venture capital investments as well as providing corporate advisory services
—Received his Bachelor of Science degree from Cornell University and is a CFA charter holder

Skills	—Industrial Mfg & Ingredient Prod —Commodity Markets/Marketing	—Strategy Development —International Business	—M&A/Partnerships —Capital Markets	—Audit/Risk/Cybersecurity —Executive Leadership —Public Co/Corp Govern/ESG

16	GREEN PLAINS INC. 2023 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Kimberly Wagner Founder, TBGD Partners Age: 59 Director Since: 2020 Committees: Nominating and Governance (Chair), Audit

Director Qualifications
Ms. Wagner is qualified to serve as a director because of her extensive agribusiness and food/nutrition experience, which provides the Board with a relevant depth of understanding of our operations.
Ms. Wagner is a scientist, entrepreneur and business leader with over two decades of experience advising companies on strategy and operational improvement in the agricultural, food and life sciences sectors with an emphasis in technology, sustainability, research and innovation, and new product development.

Background
—Founder of TBGD Partners, a boutique firm providing expertise to early and mid-stage ventures in the agribusiness, food/nutrition and life sciences sectors
—Former Venture Partner at Flagship Pioneering and President and Chief Operating Officer of CiBO Technologies, a Flagship VentureLabs company
—Former Partner at McKinsey & Co. and a Senior Partner and Managing Director at The Boston Consulting Group, Inc.
—Her accomplishments in client service have been acknowledged through multiple awards, including being named a Women Leader in Consulting by Consulting magazine in 2012
—Alumni-elected member of Cornell University’s Board of Trustees and serves on the boards of several not-for-profit organizations with agricultural, sustainability and/or educational missions and is an active member of several national and international scientific societies
—Holds a PhD in Biological Chemistry and Molecular Pharmacology from Harvard University, a Master of Science in Animal Science from Texas A&M University, and a Bachelor of Science with distinction in Biology and Animal Science from Cornell University

Skills	—Industrial Mfg & Ingredient Prod —Strategy Development	—International Business —M&A/Partnerships	—Audit/Risk/Cybersecurity —Legal/Regulatory/Gov’t Rel	—Public Co/Corp Govern/ESG —Executive Leadership

CORPORATE GOVERNANCE	17
Continuing Directors with Terms Expiring in 2024

Todd Becker President and Chief Executive Officer, Green Plains Inc. Age: 57 Director Since: 2009 Committees: None

Director Qualifications
Mr. Becker is qualified to serve as a director because he provides an insider’s perspective about our business and strategic direction to Board discussions. His extensive commodity experience and leadership make him an essential member of the Board.
Current Public Company Directorships
—Green Plains Partners LP (GPP)
Past Public Company Directorships
—Hillshire Brands Company

Background
—Our President and Chief Executive Officer since January 2009
—Served as President and Chief Executive Officer, as well as a director, of the general partner of Green Plains Partners LP since March 2015
—Served as our President and Chief Operating Officer from October 2008 to December 2008
—Served as Chief Executive Officer of VBV LLC from May 2007 to October 2008
—Executive Vice President of Sales and Trading at Global Ethanol from May 2006 to May 2007
—Worked for ten years at ConAgra Foods, Inc. in various management positions, including Vice President of International Marketing for ConAgra Trade Group and President of ConAgra Grain Canada
—Has 35 years of related experience in various commodity processing businesses, risk management and supply chain management, along with extensive international trading experience in agricultural markets
—Mr. Becker has a Master’s degree in Finance from the Kelley School of Business at Indiana University and a Bachelor of Science degree in Business Administration with a Finance emphasis from the University of Kansas

Skills	—Industrial Mfg & Ingredient Prod —Commodity Markets/ Marketing —Strategy Development	—International Business —M&A/Partnerships —Capital Markets	—Audit/Risk/ Cybersecurity —Legal/Regulatory/Gov’t Rel —Public Co/Corp Govern/ESG	—Executive Leadership —Corporate Governance

18	GREEN PLAINS INC. 2023 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Brian Peterson President and Chief Executive Officer, Whiskey Creek Enterprises Age: 59 Director Since: 2005 Committees: Compensation (Chair)

Director Qualifications Mr. Peterson is qualified to serve as a director because of his ethanol and grain industry experience, which serves as an important resource to the Board.
Background
—President and Chief Executive Officer of Whiskey Creek Enterprises
—Served as our Executive Vice President in charge of site development from 2005 to October 2008
—Sole founder and owner of Superior Ethanol LLC, which was acquired by us in 2006
—For over twenty years, he has owned and operated grain farming entities, which now includes acreages in Iowa, Arkansas and South Dakota
—Built, owns and operates a cattle feedlot in northwest Iowa
—Has a Bachelor of Science degree in Agricultural Business from Dordt College
—Investor in several other ethanol companies

Skills	—Industrial Mfg & Ingredient Prod	—Commodity Markets/ Marketing	—Audit/Risk/ Cybersecurity	—Executive Leadership

CORPORATE GOVERNANCE	19

Alain Treuer Co-Founder, VBV LLC Age: 50 Director Since: 2008 Committees: Nominating and Governance

Director Qualifications
Mr. Treuer is qualified to serve as a director because his business experiences, combined with his education and global acumen, allow him to provide unique operational insights to the Board.

Background
—Co-Founder of VBV LLC, a joint venture formed in 2006 to develop and expand ethanol production in a vertical manner in the U.S. (VBV LLC and Green Plains merged in 2008)
—Co-Founder and Executive Chairman of Local Ocean France, a land-based RAS fish farming company
—Chairman of Trivon AG (Virgin Connect)
—Chairman and Chief Executive Officer of Tellac Reuert Partners (TRP SA), a global investment firm, since 2005
—Chairman and Chief Executive Officer of TIGC, a global telecommunications company that he founded in 1992 and sold in 2001
—Has approximately 30 years of experience as an entrepreneur in various industries around the globe
—Has a Master’s degree in Business Administration from the Graduate School of Business at Columbia University in New York, a Bachelor of Economics degree from the University of St. Gallen in Switzerland, a Presidents’ Program in Leadership from Harvard Business School and is an active member of the Young Presidents Organization

Skills	—Industrial Mfg & Ingredient Prod —Commodity Markets/ Marketing —Strategy Development	—International Business —M&A/Partnerships —Capital Markets	—Audit/Risk/ Cybersecurity —Public Co/Corp ESG	—Executive Leadership —Corporate Governance

20	GREEN PLAINS INC. 2023 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT
Continuing Directors with Terms Expiring in 2025

Farha Aslam Managing Partner, Crescent House Capital Age: 54 Director Since: 2021 Committees: Compensation

Director Qualifications
Ms. Aslam is qualified to serve as a director because of her extensive knowledge of the agriculture and ethanol industries, as well as her investor and financial knowledge from years working at a leading investment bank, providing the Board with valued industry experience.
Current Public Company Directorships
—Pilgrim’s Pride Corporation (PPC)
—Calavo Growers, Inc. (CVGW)
—AdvanSix Inc. (ASIX)

Background
—Managing Partner of Crescent House Capital
—Previous experience includes service as Managing Director at Stephens Inc where she led the firm’s Food and Agribusiness equity research team. Previously she was a vice president at Merrill Lynch and a risk management advisor at USB
—In addition to the current public company directorships, also serves on the boards of Farmers Fridge, Packers Sanitation Services, Inc. and Saffron Road
—Serves as a member of the audit and sustainability committees at Pilgrim's Pride and a member of the audit and compensation committees at AdvanSix
—Has a Master’s in Business Administration from Columbia University and a Bachelor of Arts degree in Economics from the University of California

Skills	—Industrial Mfg & Ingredient Prod —Commodity Markets/Marketing —Strategy Development	—International Business —M&A/Partnerships —Capital Markets	—Audit/Risk/ Cybersecurity —Legal/Regulatory/ Gov’t Rel —Public Co/Corp Govern/ESG	—Executive Leadership —Executive Compensation

CORPORATE GOVERNANCE	21

Martin Salinas Jr. Former Chief Financial Officer Energy Transfer Partners, LP Age: 51 Director Since: 2021 Committees: Audit (Chair), Nominating and Governance

Director Qualifications
Mr. Salinas is qualified to serve as a director because he possesses the requisite education and business acumen to serve as an audit committee financial expert along with having served on other boards as well as the CFO of another public company.
Current Public Company Directorships
—NuStar Energy L.P. (NS)
Past Public Company Directorships
—Noble Midstream Partners L.P. (NBLX)
—Green Plains Partners LP (GPP)

Background
—Former Chief Financial Officer of Energy Transfer Partners, LP, one of the largest publicly traded master limited partnerships from 2008 to 2015. Prior to that, he served as their controller and vice president of finance from 2004 to 2008
—Serves as an audit committee member at NuStar Energy
—Began his career at KPMG
—Advisory council member of the University of Texas in San Antonio
—Holds a Bachelor’s Degree in Business Administration from the University of Texas in San Antonio. He is a member of the Texas Society of Certified Public Accountants

Skills	—Commodity Markets/Marketing —Strategy Development	—M&A/Partnerships —Capital Markets	—Audit/Risk/ Cybersecurity —Public Co/Corp Govern/ESG	—Executive Leadership —Executive Compensation

22	GREEN PLAINS INC. 2023 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT
Board Diversity Matrix

Total Current Number of Directors: 9

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	7	–	–
Part II: Demographic Background
African American or Black	–	–	–	–
Alaskan Native or Native American	–	–	–	–
Asian	1	–	–	–
Hispanic or Latinx	–	1	–	–
Native Hawaiian or Pacific Islander	–	–	–	–
White	1	6	–	–
Two or More Races or Ethnicities	–	–	–	–
LGBTQ+	–	–	–	–
Did Not Disclose Demographic Background	–	–	–	–

CORPORATE GOVERNANCE	23
Director Nomination Process
The Board is responsible for approving nominees for election as directors. To assist in this task, the Nominating and Governance Committee is responsible for reviewing and recommending nominees to the Board. This committee is comprised solely of independent directors as defined by the rules of the NASDAQ and the SEC.
The Board has a policy of considering director nominees recommended by our shareholders. A shareholder who wishes to recommend a prospective board nominee for the Nominating and Governance Committee’s consideration can write to the Nominating and Governance Committee, c/o Michelle S. Mapes, Corporate Secretary, Green Plains Inc., 1811 Aksarben Drive, Omaha, NE 68106. In addition to considering nominees recommended by shareholders, our Nominating and Governance Committee also considers prospective board nominees recommended by current directors, management and other sources. Our Nominating and Governance Committee evaluates all prospective board nominees in the same manner regardless of the source of the recommendation.

1. Assessment

As part of the nomination process, our Nominating and Governance Committee is responsible for reviewing with the Board periodically the appropriate skills and characteristics required of directors in the context of the current make-up of the Board. This assessment includes issues of judgment, diversity, experience and skills.

2. Evaluation of prospective nominees

In evaluating prospective nominees, including nominees recommended by shareholders, our Nominating and Governance Committee looks for the following minimum qualifications, qualities and skills:
—highest personal and professional ethics, integrity and values;
—outstanding achievement in the individual’s personal career;
—breadth of experience;
—ability to make independent, analytical inquiries;
—ability to contribute to a diversity of viewpoints among board members;
—willingness and ability to devote the time required to perform board activities adequately (in this regard, the committee will consider the number of other boards of directors on which the individual serves); and
—ability to represent the total corporate interests of our Company (a director will not be selected to, nor will he or she be expected to, represent the interests of any particular group).

3. Screening/ interview of shortlisted candidates

Candidates go through a rigorous interview process with Nominating and Governance Committee members as well as Board leadership and CEO interviews. They are subjected to thorough background checks and complete the Company’s directors and officer’s questionnaire.

4. Decision, nomination, and onboarding

Board members who interview candidates provide their candidate reviews for consideration by the Nominating and Governance Committee. Once a candidate is elected or appointed to the Board, they partake in an extensive onboarding process with both Board members and the executive leadership of the Company.

24	GREEN PLAINS INC. 2023 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT
As set forth above, our Nominating and Governance Committee considers diversity as one of a number of factors in identifying nominees for director. The Committee adopted a policy in 2017 specifically addressing gender diversity whereby it resolved to ensure that when a vacancy arises on the Board, it will ensure the candidate pool always contains at least one diverse candidate specifically with respect to gender. Based on shareholder comments, the Committee evaluated ways to address gender diversity in particular, and after completing a search process, in October 2020, the Board appointed Ms. Wagner to the Board of Directors, in July 2021, the Board appointed Mr. Salinas to the Board of Directors, and in October 2021, the Board appointed Ms. Aslam to the Board of Directors.
Shareholders who wish to submit a proposal for inclusion of a nominee for director in our proxy materials must also comply with the deadlines and requirements of our Bylaws and of Rule 14a-8 promulgated by the SEC. Please see “Additional Information” in this Proxy Statement for more information regarding the procedures for submission by a shareholder of a director nominee or other proposals.
Leadership Structure
Board Leadership
In 2021, the Board appointed a lead independent director and defined the role of the Lead Independent Director in its governance guidelines published on the Company's website. The Board believes the addition of the lead independent director is appropriate given the Chairman’s non-independent status. The roles of the Chairman and the Lead Independent Director are as follows:

Responsibilities of the Chairman of the Board	Responsibilities of the Lead Independent Director

—Presides at all meetings of the Board of Directors.
—Is available, when appropriate, for consultation and direct communication with stockholders.
—Sets the Board agenda in conjunction with the CEO and Lead Independent Director.
—Together with the Lead Independent Director and CEO, sets the annual calendar agenda for the Board.

—Presides at all meetings of the Board of Directors at which the Chairman is not present, including at least two executive sessions of the independent Directors.
—Sets agenda for executive sessions.
—Has the authority to call meetings of the Independent Directors.
—Serve as the principal liaison between the Chairman and the Independent Directors.
—In conjunction with Chairman and CEO, establishes meeting agendas for the Board of Directors.
—Conjunction with Chairman and CEO, sets the annual calendar agenda for the Board of Directors.
—Available for consultation and direct communication with stockholders, when appropriate.

CORPORATE GOVERNANCE	25
Diversity and Refreshment
Based on investor feedback and the 2017 policy of the Board focused on diversity, the Board has increased its diversity so that one-third of the Board is now diverse. Further, it has placed two of its diverse directors in Committee leadership roles. In July of 2021, it refreshed the Board with four of its prior Board members retiring or otherwise resigning to allow for the appointment of new directors who brought age, gender and racial diversity to the Board.

AGE	DIRECTOR TENURE	GENDER DIVERSITY	RACIALLY/ ETHNICALLY DIVERSE
			Asian	1
			Hispanic	1
			Caucasian	7

In 2023, the size of the board will be reduced from nine members to eight members with the retirement of Mr. Hoovestol.
Independent Directors
Under the corporate governance listing standards of the NASDAQ and our committee charters, the Board must consist of a majority of independent directors. In making independence determinations, the Board observes NASDAQ and SEC criteria and considers all relevant facts and circumstances. The Board, in coordination with its Nominating and Governance Committee, annually reviews all relevant business relationships any director nominee may have with our Company. As a result of its annual review, the Board has determined that each of its current non-employee directors, other than Messrs. Hoovestol and Knudsen, meet the independence requirements of the NASDAQ and the SEC. Upon Mr. Hoovestol's retirement, the number of non-independent members was reduced from three to two, increasing director independence from 67% to 75%.

26	GREEN PLAINS INC. 2023 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT
Committees of the Board
The Board has a standing Audit Committee, Compensation Committee, and Nominating and Governance Committee, each of which has a charter setting forth its responsibilities. Each charter can be found at https://investor.gpreinc.com/governance/governance-documents.
The tables which follow set forth committee memberships as of the date of this proxy:

Audit Committee	Members Martin Salinas (Chair) Jim Anderson Kimberly Wagner
Meetings in 2022: 6
The Audit Committee consists of directors who are independent under the rules of the NASDAQ and the SEC.
During each of these meetings, the Audit Committee met directly with our independent auditors.
Please see page 39 of this Proxy Statement for the “Audit Committee Report.”

Principal Responsibilities:
—Provide assistance to the Board in fulfilling its responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices, and the quality and integrity of our financial reports, as well as oversight of the Company’s information technology, including cybersecurity practices.
—Maintain free and open means of communication between the directors, the independent auditors and our management.
The Audit Committee continued its standing practice of meeting directly with our internal audit staff to discuss the current year’s audit plan and to allow for direct interaction between the Audit Committee members and our internal auditors. The Audit Committee also meets directly with our independent auditors.
The Audit Committee, which was established in accordance with section 3(a)(58)(A) of the Exchange Act, consists of directors who are independent under the rules of the NASDAQ and the SEC. Messrs. Salinas and Anderson have been determined to be audit committee financial experts as defined in Rule 407(d)(5) of Regulation S-K.

CORPORATE GOVERNANCE	27

Compensation Committee	Members Brian Peterson (Chair) Jim Anderson Farha Aslam
Meetings in 2022: 5
The Compensation Committee consists of directors who are independent under the rules of the NASDAQ and the SEC.
Please see page 66 of this Proxy Statement for the “Compensation Committee Report.”

Principal Responsibilities:
—Establish our general compensation policy and, except as prohibited by law, may take any and all actions that the Board could take relating to compensation of directors, executive officers, employees and other parties.
—Evaluate the performance of our executive officers.
—Set compensation for directors and executive officers.
—Make recommendations to the Board on adoption of compensation plans.
—Administer our compensation plans, including choosing performance measures, setting performance targets and evaluating performance, in consultation with the Chief Executive Officer.
—When evaluating potential compensation adjustments, the Compensation Committee solicits and considers input provided by the Chief Executive Officer relating to the individual performance and contribution to our overall performance by executive officers (other than himself) and other key employees.
As permitted by the Compensation Committee Charter, which is available on the Company’s website, the Compensation Committee retained the services of an independent compensation adviser to provide consulting services with respect to the Company’s executive compensation program. In 2021, the Compensation Committee engaged a new consultant, Pay Governance (“Pay Governance”), as its compensation adviser. Pursuant to the terms of its engagement by the Compensation Committee, Pay Governance provided advice regarding our executive compensation programs in relation to the objectives of those programs and provided information and advice on competitive compensation practices and trends, peer groups, and short term and long-term incentive plan designs. In its role as the Committee’s independent compensation consultant, representatives of Pay Governance engaged in discussions with the Compensation Committee and responded on a regular basis to questions from the Committee, providing them with their opinions with respect to the design of current or proposed compensation programs. Pay Governance reported directly to the Compensation Committee and the Committee retained the sole authority to retain or terminate their services.

28	GREEN PLAINS INC. 2023 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Nominating and Governance Committee	Members Kim Wagner (Chair) Martin Salinas Alain Treuer	Meetings in 2022: 4 The Nominating and Governance Committee consists of directors who are independent under the rules of the NASDAQ and the SEC.

Principal Responsibilities:
—Recommend to the Board the slate of director nominees for election to the Board.
—Identify and recommend candidates to fill vacancies occurring between annual shareholder meetings.
—Review and address governance items.
—Oversight of the Company’s ESG initiatives.
The Nominating and Governance Committee has established certain broad qualifications in order to consider a proposed candidate for election to the Board. The Nominating and Governance Committee will also consider such other factors as it deems appropriate to assist in developing a Board and committees that are diverse in nature and comprised of experienced and seasoned advisors. These factors include judgment, skill, diversity (such as race, gender or experience), integrity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.
During 2021, as part of a board refreshment and diversity initiative, four board members retired or resigned. In conjunction with the efforts, the CEO recommended, and the Nominating and Governance Committee nominated Martin Salinas and Farha Aslam to join the Board. In addition, the Nominating and Governance Committee reviewed committee leadership and recommended to the Board that leadership for each of the committees be refreshed. Accordingly, in July 2021, Martin Salinas was named Chairperson of the Audit Committee and in August 2021, the Board accepted the recommendation of the Nominating and Governance Committee to name Brian Peterson as the chairperson of the Compensation Committee and Kim Wagner as chairperson for the Nominating and Governance Committee.

CORPORATE GOVERNANCE	29
Board Oversight
Risk Oversight
The Board and each of its committees are involved in overseeing risk associated with our Company.

Board
In its oversight role, the Board annually reviews our Company’s strategic plan, which addresses, among other things, the risks and opportunities facing our Company. While the Board has the ultimate oversight responsibility for the risk management process, it has delegated certain risk management oversight responsibilities to the Board committees.

Audit Committee
—Acts on behalf of the Board in fulfilling its responsibilities to oversee company processes for the management of business/financial risk and for compliance with applicable legal, ethical and regulatory requirements.
—Charged with (i) inquiring of management and our Company’s outside auditors about significant risks and exposures and assessing the steps management has taken or needs to take to minimize such risks and (ii) overseeing our Company’s policies with respect to risk assessment and risk management, including the development and maintenance of an internal audit function to provide management and the Audit Committee with ongoing assessments of our Company’s risk management processes and internal controls.
—Has regular meetings with our Company’s management, internal auditors and independent, external auditors.

Compensation Committee	—Considers risks related to the attraction and retention of talented senior management and other employees as well as risks relating to the design of compensation programs and arrangements.

Nominating and Governance Committee
—Annually reviews our Company’s corporate governance guidelines and their implementation, as well as regularly evaluates new and continuing directors for election to the Board.
—Annually leads the board evaluation process.
—Annually reviews the CEO succession plans.

Each committee provides the Board with regular, detailed reports regarding committee meetings and actions.

30	GREEN PLAINS INC. 2023 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT
Strategic Oversight
The Board is elected by the shareholders to oversee their interests in the long-term performance and success of the Company’s business and financial performance. The Board serves as the ultimate decision-making body of the Company, except for those matters reserved to or shared with the shareholders. The Board oversees the proper safeguarding of the assets of the Company, the maintenance of appropriate financial and other internal controls and the Company’s compliance with applicable laws and regulations and proper governance. The Board selects the Chief Executive Officer and oversees the members of senior management, who are charged by the Board with conducting the business of the Company.

Oversight of Strategy
—The Board oversees and monitors strategic planning.
—Business strategy is a key focus at the Board level and embedded in the work of Board committees.
—Company management is charged with executing business strategy and provides regular performance updates to the Board.

Oversight of Risk
—The Board oversees risk management
—Board committees, which meet regularly and report back to the full Board, play significant roles in carrying out the risk oversight function.
—Company management is charged with managing risk, through robust internal processes and effective internal controls.

Succession Planning
—The Board oversees succession planning and talent development for senior executive positions.
—The Nominating & Governance Committee, which meets regularly and reports back to the Board, has primary responsibility for developing succession plans for the CEO position.

Oversight of Strategy
Oversight of the Company’s business strategy and strategic planning is a key responsibility of the Board. The Board believes that overseeing and monitoring strategy is a continuous process and takes a multilayered approach in exercising its duties.
While the Board and its committees oversee strategic planning, Company management is charged with executing the business strategy. To monitor performance against the Company’s strategic goals, the Board receives regular updates and actively engages in dialogue with our Company’s senior leaders. These boardroom discussions are enhanced with site visits from time to time, which provide Directors an opportunity to see strategy execution first hand.

CORPORATE GOVERNANCE	31
The Board’s oversight and management’s execution of business strategy are viewed with a long-term mindset and a focus on assessing both opportunities for and potential risks to the Company.
Oversight of Risk
Inherent in the Board’s responsibilities is an understanding of and oversight over the various risks facing the Company. The Board does not view risk in isolation. Risks are considered in virtually every business decision. The Board recognizes that it is neither possible nor prudent to eliminate all risk. Indeed, purposeful and appropriate risk taking is essential for the Company to be competitive and to achieve the Company’s long-term strategic objectives. Effective risk oversight is an important priority of the Board. The Board undertakes to understand critical risks in the Company’s business and strategy; allocate responsibilities for risk oversight among the full Board and its committees; evaluate if the Company’s risk management and control processes are sufficient and functioning properly and to facilitate open dialogue between the Board and management on all aspects of risks facing the Company.
To learn more about risks facing the Company, you can review the factors included in Part I, "Item 1A. Risk Factors" in the Form 10-K. The risks described in the Form 10-K are not the only risks facing the Company. Additional risks and uncertainties not currently known or that may currently be deemed to be immaterial based on the information known to the Company also may materially adversely affect the Company’s business, financial condition or results of operations in future periods.
Cybersecurity
The Company has developed an information security framework to safeguard the confidentially and availability of its information system infrastructure. The Audit Committee oversees cybersecurity risk. The Company has experienced, and anticipates future occurrences of cybersecurity threats and incidents, and the Audit Committee receives quarterly reports on various cybersecurity incidents which may have occurred during the quarter. To date, no such incidents have been material to the Company.
ESG and Sustainability Oversight
Our sustainability strategy is structured around the three primary focus areas of ESG: Environmental, Social and Governance. Extending beyond those pillars are our key ESG topics and areas of impact, prioritized based on a data-driven, stakeholder-oriented and forward-looking approach. The Board maintains oversight of all key ESG topics including, but not limited to climate change, GHG emissions and employee safety. The Nominating and Governance Committee of the Board holds primary oversight of ESG initiatives and strategy. The remaining committees provide oversight of certain key ESG topics and areas of impact. For example, our Audit Committee is responsible for oversight of information security, cyber security and SEC reporting oversight. The day-to-day management and identification of ESG topics, including climate change, and their impacts, risks and opportunities is the responsibility of our internal ESG workgroup composed of associate, management and executive level employees. Our ESG reporting is aligned with the Global Reporting Initiative (GRI) and the Sustainability Accounting Standards Board (SASB) standards, UN Sustainable Development Goals and the Task Force on Climate-Related Financial Disclosures (TCFD). We also receive external third party assurance of select data within our annual sustainability report, including climate-related metrics, from a third party assurance provider and have submitted our climate-related targets to the Science-Based Targets Initiative (SBTi) for validation.

32	GREEN PLAINS INC. 2023 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Pillars	Key ESG Topics	Areas of Impact

Environmental	—Climate Change and GHG Emissions —Energy Use and Efficiency —Water Management —Biodiversity and Land Stewardship —Waste, Circularity and Environmental Compliance
—Climate Risk and Opportunity Management
—Enhanced ESG Governance
—Climate Change Strategy: Scenario Analysis
—Risks, Opportunities and Carbon Reduction Strategy
—Tracking Climate Performance
—Path to Carbon-Neutral Operations
—Non-GHG Emissions
—Enterprise-Wide Air Emissions
—Clean Energy from Renewable Corn Oil
—Product Transportation and Infrastructure
—Water Sourcing, Water Resource Management and Environmental Compliance
—Sustainable Agriculture, Land Stewardship, Sustainable Sourcing

Social	—Employee Health and Safety —Talent Acquisition, Engagement and DE&I —Customers, Suppliers and Communities
—EHS Programs and Policies
—Cardinal Rules
—Hazard and Incident Risk Assessment
—Hazard and Incident Reporting and Remediation
—Employee Safety Training
—Safety Goals and Executive Compensation
—Proactive Outreach, audits and training
—Internship Program
—Compensation and Benefits
—Training, Learning and Career Development
—Quality Assurance and Quality Control
—Suppliers and Service Provider Screening
—Community Engagement, Environmental Stewardship and Capital Investment

Governance	—Board Composition and Structure —Ethics and Compliance	—Board Composition and Participation —Board Diversity —Anti-Corruption, Human and Labor Rights and Cyber Security

More information can be found on the Sustainability section of our website. Visit https://gpreinc.com/who-we-are/sustainability.
The information on our website is not incorporated by reference in this proxy statement.

CORPORATE GOVERNANCE	33
Investor Engagement
We are receptive to listening to investor feedback as part of our robust shareholder engagement program. We attend numerous investor conferences throughout the year as well as participate in one-on-one investor calls. Our CEO, CFO and other members of management are available to investors. Feedback from investors is shared with the Board of Directors and the executive team at regularly scheduled meetings. Our engagement has focused on topics including our business strategy, ongoing initiatives, financial performance, and the execution of our transformation. We have incorporated feedback received through engagement with a number of our largest shareholders as well as guidelines published by shareholders and proxy advisory firms over the past year. Our shareholders voted in favor of declassifying the board last year. We updated executive leadership, including the addition of seasoned experts, reassignment of current leaders, and the creation of a Chief Transformation Officer to lead the way as we achieve critical mass in our transformation.

Topics discussed with shareholders during 2022:

—Company strategy
—Government policy
—Inflation Reduction Act
—Transformation progress
—Ultra-High Protein
—Renewable Corn Oil
—Clean Sugar Technology
—Carbon Capture and Sequestration
—Industry supply and demand drivers
—Capital allocation
—Risk management
—Executive compensation programs
—Sustainability
—Economic drivers
In 2022, we connected with shareholders representing approximately:

What We Heard	What We Did

—Board structure and independence are important to shareholders.	—Held a shareholder vote to declassify the Board which passed.
—Shareholders are interested in sustainability initiatives.	—Under the oversight of our Nominating and Governance Committee, we published our second Sustainability Report in April 2022, highlighting our progress toward our sustainability goals.
—Continue executing on our Green Plains 2.0 Total Transformation Plan.
—Deployed capital to multiple MSC™ initiatives, with approximately half of our platform now operating MSC technology. Achieved record renewable corn oil yields. Began construction on a first-of-its-kind commercial scale Clean Sugar Technology™ system in Shenandoah, Iowa.

—Shareholders are supportive of our strategy and managements execution to date to transform the Company to Green Plains 2.0.
—We have continued to communicate and update shareholders on our successful completion of key initiatives toward our 2024-25 Total Transformation Plan. We have been transparent in our progress and our performance to date and path to completion have been well received.

34	GREEN PLAINS INC. 2023 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT
Other Governance Principles
Code of Ethics and Other Policies
The Board updated in 2021 the Company’s Code of Ethics to which all officers, directors and employees, who for purposes of the Code of Ethics are collectively referred to as employees, are required to adhere in addressing the legal and ethical issues encountered in conducting their work. The Code of Ethics requires that all officers, directors and employees avoid conflicts of interest, comply with all laws, rules and regulations, conduct business in an honest and fair manner, and otherwise act with integrity. All parties covered by the Code of Ethics are required to report any violations of the Code of Ethics and may do so anonymously by contacting the Company’s anonymous hotline at https://gpreinc.alertline.com. The Code of Ethics includes specific provisions applicable to the Company’s principal executive officer and senior financial officers. The full text of the code of ethics is published on our website in the “Investors and Media – Governance” section.
The Board also has adopted a Related Party Policy, which addresses our Company’s procedures with respect to the review and approval of “related party transactions” that are required to be disclosed pursuant to SEC regulations. The Code of Ethics provides that any transaction or activity in which the Company is involved with a “related party” (which is defined as an employee’s child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, or any person (other than a tenant or employee) sharing the household of an employee of ours, or any entity that is either wholly or substantially owned or controlled by an employee of ours or any of the foregoing persons and any trust of which an employee of ours is a trustee or beneficiary) shall be subject to review and approval by our Audit Committee so that appropriate measures can be put into place to avoid either an actual conflict of interest or the appearance of a conflict of interest.
Meeting Attendance and Executive Sessions
During the fiscal year ended December 31, 2022, the Board held four regular meetings and nine special meetings. Each of our directors attended at least 88% of all meetings held by the Board and committee meetings of the Board on which the applicable director served during the fiscal year ended December 31, 2022. The Board met in executive session, without management at each meeting.
Director Education and Orientation
The Company provides an orientation and continuing education process for Board members to enable them to stay current on developments related to their Board and committee service. Educational opportunities may include courses, seminars, presentations, meetings with key management, and/or visits to Company facilities. The Nominating and Governance committee is responsible for reviewing the Company's programs relating to director orientation and continuing education from time to time. The Company supports continuing education opportunities and reimburses Board members for the cost of continuing education programs.

New Director Orientation
As new directors join the Board, the Company provides a high-touch, customizable orientation and onboarding process. Once concluded, new directors will have an understanding of the Company's business, strategy, and leaders. They should also understand their responsibilities and duties as directors and have access to resources, information, and contacts that will enable them to be effective in their role.

Continuing Education	The Company supports and directors pursue from time to time continuing education opportunities. The Company reimburses Board members for the cost of continuing education programs.

Additional
During their service, directors have discussions with each other and senior leadership of the Company outside of regularly scheduled Board and committee meetings to share ideas and obtain a deeper understanding of the Company's business.

CORPORATE GOVERNANCE	35
The table below shows the meeting attendance for each director in 2022:

Name	Board	Audit Committee	Compensation Committee	Nominating and Governance Committee	Overall Attendance

Wayne Hoovestol, Chairman	13 of 13	-	-	-

Jim Anderson, Lead Independent Director	12 of 13	4 of 6	5 of 5	-

Farha Aslam	13 of 13	-	4 of 4	-

Todd Becker	13 of 13	-	-	-

Ejnar Knudsen	13 of 13	-	-	-

Brian Peterson	13 of 13	-	5 of 5	-

Martin Salinas	11 of 13	6 of 6	1 of 1	4 of 4

Alain Treuer	13 of 13	-	-	4 of 4

Kimberly Wagner	13 of 13	6 of 6	-	4 of 4

Communications with the Board
Shareholders and other interested parties who wish to communicate with the Board as a whole, or with individual directors, may direct any correspondence to the following address: c/o Corporate Secretary, Green Plains Inc., 1811 Aksarben Drive, Omaha, Nebraska 68106. All communications sent to this address will be shared with the Board, or the Board Chairman or any other specific director, if so addressed.
It is a policy of the Board to encourage, but not require, directors to attend each annual meeting of shareholders. All of our directors virtually attended our 2022 annual meeting of shareholders.
Prohibition on Short-Term and Speculative Trading and Pledging
Our directors and officers who are subject to the requirements of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are prohibited from holding company securities in a margin account or pledging company securities as collateral for a loan. In 2021, the Board eliminated all exceptions to pledging shares and no director or officer is permitted any exception for the pledge of shares going forward.

36	GREEN PLAINS INC. 2023 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT
Compensation of Directors
Upon the recommendation of the Compensation Committee, we compensate our non-employee directors through a retainer structure for knowledge of us and the industry in which we operate, serving in a stewardship role, preparing for and attending Board and committee meetings, and serving as Board leadership or a committee Chairperson. In August 2022, each non-employee director cash retainer was increased from $75,000 to $90,000 for serving on the Board, including serving on Board committees. In addition, the Chairman of the Board received a $20,000 retainer, the Audit Committee Chairman received a $20,000 retainer, the Compensation Committee Chairman received a $10,000 retainer and the Nominating and Governance Committee Chairwoman received a $15,000 retainer. Additionally, in August of 2022, annual individual restricted stock grants were increased from an award equal to $125,000 to $135,000 in value, as measured on the date of grant. Board members are also reimbursed for travel and other business-related expenses. A go-forward summary is as follows:

Type	Amount
Annual Cash Retainer	$90,000
Restricted Stock	$135,000
Committee Chair Retainers	Board Chair and Audit Committee - $20,000 each Nominating and Governance Committee - $15,000 Compensation Committee - $10,000
On May 6, 2022, the Company’s non-employee directors each received a grant of 3,891 shares of restricted stock with an award value of $125,000 pursuant to the 2019 Equity Incentive Plan, as amended. The award vests and shares of Common Stock are issued after one year.
As an employee, Mr. Becker does not receive director compensation. See Summary Compensation Table for information on his compensation.
The following table sets forth certain information regarding the fees earned or paid in cash and stock awards granted to each outside director during the fiscal year ended December 31, 2022:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($)	All Other Compensation ($)	Total ($)
Wayne Hoovestol, Chairman	100,625	125,000	-	-	225,625
Jim Anderson	80,625	125,000	-	-	205,625
Farha Aslam	80,625	125,000	-	-	205,625
Ejnar Knudsen	80,625	125,000	-	-	205,625
Brian Peterson	90,625	125,000	-	-	215,625
Martin Salinas	100,625	125,000	-	-	225,625
Alain Treuer	80,625	125,000	-	-	205,625
Kimberly Wagner	95,625	125,000	-	-	220,625
(1)Amounts for “Stock Awards” reflect the aggregate grant date fair value of annual restricted stock grants pursuant to the Plan computed in accordance with ASC 718. On May 6, 2022, our non-employee directors, received a grant of restricted stock with an award value of $125,000, or 3,891 shares of restricted stock, all of which were outstanding as of December 31, 2022. This grant represents noncash compensation for Board service for the year following that date.
Stock Ownership Guidelines
The Board has adopted stock ownership guidelines to further align the interests of our non-employee directors with those of our shareholders, by requiring a minimum investment in company Common Stock of 5x of their annual cash retainer. The Board has three years from the time of engagement to come into compliance with these guidelines.

AUDIT MATTERS	37
Audit Matters

Proposal 2

Ratification of Company’s Auditors

The ratification of the selection of KPMG as the Company’s independent auditors for the 2023 fiscal year must be approved by a majority of the votes cast by shares of Common Stock present or represented at the Annual Meeting. Unless otherwise directed by the shareholders, proxies received in response to this solicitation by the Board will be voted for approval of the selection of KPMG to serve as the Company’s independent auditors for the 2023 fiscal year.

The Board recommends that stockholders vote “FOR” the ratification of KPMG as our independent auditor for the 2023 fiscal year as set forth in Proposal 2.

The Board has assessed the performance and independence of KPMG LLP (KPMG) and recommends that KPMG be re-appointed as the Company’s auditors for the fiscal year ending December 31, 2023. KPMG has served continuously as our auditor since 2009. In determining whether to recommend the re-appointment of KPMG as the Company’s independent auditor, the Audit Committee considered various factors, including: KPMG’s performance on prior audits, and the quality and efficiency of the services provided by KPMG; an assessment of the firm’s professional qualifications, resources and expertise; KPMG’s knowledge of the Company’s business and industry; the quality of the Audit Committee’s ongoing communications with KPMG and of the firm’s relationship with the Audit Committee and company management; KPMG’s independence; the length of time the firm has served in this role; the impact on the Company of changing auditors; and data on audit quality and performance, including recent PCAOB reports on KPMG and peer firms. Considered together, these factors enable the Audit Committee to evaluate whether the selection of KPMG as the Company’s independent auditor, and the retention of KPMG to perform other services, will contribute to and enhance audit quality. Based on its evaluation, the Audit Committee believes that the continued retention of KPMG to serve as the Company’s independent registered public accounting firm is in the best interest of our shareholders. Accordingly, the Audit Committee has recommended, subject to ratification by the stockholders that KPMG serve as the Company’s independent auditors for the fiscal year ending December 31, 2023. Representatives from KPMG are expected to be present virtually at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.
Board Recommendation
The Board recommends that stockholders vote for the ratification of KPMG for the 2023 fiscal year.

38	GREEN PLAINS INC. 2023 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT
Independence of Auditors
We have adopted policies and procedures for pre-approval of all audit and non-audit services to be provided by our independent auditor. It is our policy that the Audit Committee pre-approve all audit, tax and other non-audit services. A proposal for audit or non-audit services must include a description and purpose of the services, estimated fees and other terms of the services. To the extent a proposal relates to non-audit services, a determination that such services qualify as permitted non-audit services and an explanation as to why the provision of such services would not impair the independence of the independent auditor are also required.
All of the services provided by KPMG during 2022 and 2021 were approved in advance by our Audit Committee. The Audit Committee has considered whether the provision of the services performed by our principal accountant is compatible with maintaining the principal accountant’s independence.
Auditors’ Fees
For the years ended December 31, 2022 and 2021, KPMG LLP was our independent auditor. The following table sets forth aggregate fees billed to us, including fees related to services rendered for GPP, for professional services rendered by KPMG for the years ended December 31, 2022 and 2021:

	2022	2021
Audit Fees	$2,679,500	$2,709,086
Audit Related Fees	-	-
Tax Fees	93,000	89,817
All Other Fees	-	-
Total	$2,772,500	$2,798,903
Audit Fees. Audit fees were for professional services rendered for the annual audit of our consolidated financial statements, quarterly reviews of our consolidated financial statements, reviews of our other filings with the SEC, and other fees that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.
Audit-Related Fees. Audit-related fees are for professional services rendered for assurance and related services that were reasonably related to the performance of the audit or review of our consolidated financial statements, other than those previously reported under audit fees. There were no audit-related fees billed by KPMG in 2022 or 2021.
Tax Fees. Tax fees are for professional services, approved by the Audit Committee in advance, rendered for tax compliance, tax advice and tax planning.
All Other Fees. All other fees include other products and services that are not otherwise disclosed. There were no other fees billed by KPMG in 2022 or 2021.

AUDIT MATTERS	39
Audit Committee Report
The Audit Committee, which was established in accordance with section 3(a)(58)(A) of the Exchange Act, currently consists of Messrs. Salinas (Chairman) and Anderson and Ms. Wagner, each of whom is independent under the rules of the NASDAQ and the SEC. Messrs. Salinas and Anderson, have been determined to be audit committee financial experts as defined in Rule 407(d)(5) of Regulation S-K.
Management is responsible for the Company’s internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s internal control over financial reporting and an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and to issue reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.
The Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements for the year ended December 31, 2022, which has primary responsibility for the financial statements. KPMG, the Company’s independent auditor for the year ended December 31, 2022, is responsible for expressing an opinion as to whether the Company’s audited consolidated financial statements are presented fairly in all material respects in conformity with generally accepted accounting principles. The Audit Committee met with KPMG and company management to discuss the Company’s financial reports. The Audit Committee discussed with KPMG the matters required to be discussed by AS 1301 Communication with Audit Committees, as may be modified or supplemented. Additionally, the Audit Committee received the written disclosures and the letter from KPMG required to be delivered to them under the applicable requirements of the Public Company Oversight Board regarding communications concerning independence, and the Audit Committee considered whether KPMG maintained its independence during the year ended December 31, 2022. Based on these discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s report on Form 10-K for the year ended on December 31, 2022.
Respectfully submitted,
Martin Salinas, Chairman
Jim Anderson
Kimberly Wagner

40	GREEN PLAINS INC. 2023 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT
Executive Officers
Our executive officers, their ages and their positions as of March 15, 2023 are as follows. Our executive officers serve at the discretion of the Board. All of the executive officers listed serve the general partner of Green Plains Partners LP in the same capacity as noted below, with the exception of Mr. van der Meulen. Messrs. Becker and Simpkins and Ms. Mapes also serve as directors of the general partner of GPP.

Todd A. Becker, 57 President and Chief Executive Officer (and Director)

—Biographical information for Todd Becker, who also serves as one of our directors, is provided on Page 17 of this Proxy Statement.

James E. Stark, 61 Chief Financial Officer

—Chief Financial Officer since October 2022
—Re-joined Green Plains in January 2022 after serving as Vice-President, Investors Relations at Darling Ingredients since 2019.
—Vice President Investor and Media Relations from February 2009 to December 2019
—Served in various senior financial and commercial executive roles and has over 30 years of corporate communications, finance and logistical management experience
—Has a Master's degree in Business Administration from the University of Phoenix and a Bachelor of Science degree in Economics from the University of Texas

James F. Herbert II, 49 Chief Human Resource Officer

—Chief Human Resources Officer since October 2022.
—Vice President Finance and Operations for Capstone IT from 2018 to 2022.
—Held various HR leadership roles at Union Pacific Railroad from 2007 to 2018, including Assistant Vice President - HR Training and Development, Assistant Vice President - Human Resources and Assistant Vice President - Operations.

—Holds a Bachelor of Science in Business Administration with an emphasis in Marketing and HR Management from the University of Nebraska at Omaha.
—Also holds a Master of Business Administration from the University of Nebraska Omaha and a Master of Science in Negotiations and Dispute Resolution from Creighton University School of Law.

EXECUTiVE OFFiCERS	41

Grant D. Kadavy, 47 Executive Vice President Commercial Operations

—Executive Vice President – Commercial Operations since October 2022
—Held various executive positions at Darigold from 2016 to 2022, including Chief Commercial Officer, Chief Operating Officer and Chief Growth and Risk Officer
—He also held various roles at Cargill from 1997 to 2016, including President of Cargill Americas and General Director, Mexico
—Holds a Bachelor of Arts in Economics and Communication from St. Olaf College

Paul E. Kolomaya, 57 Chief Accounting Officer

—Chief Accounting Officer since May 2019
—Executive Vice President – Commodity Finance from February 2012 to 2019
—Vice President – Commodity Finance from August 2008 to 2012
—Employed by ConAgra Foods, Inc. from March 1997 to August 2008 in a variety of senior finance and accounting capacities, both domestic and international
—Employed by Arthur Andersen & Co. in both the audit and business consulting practices from 1987 to 1992 and 1995 to 1997
—Holds chartered accountant and certified public accountant certifications and has a Bachelor of Commerce (Honours) degree from the University of Manitoba

Michelle S. Mapes, 56 Chief Legal and Administration Officer and Corporate Secretary

—Chief Legal and Administration Officer and Corporate Secretary since January 2018
—Executive Vice President – General Counsel and Corporate Secretary since November 2009 and General Counsel from September 2009 to 2018
—Partner at Husch Blackwell LLP from 2006 to 2009, where she focused her legal practice almost exclusively in renewable energy
—Serves on the Board and Executive Committee of the National Feed & Grain Association
—Serves on the CFTC's Agricultural Advisory Committee
—Chief Administrative Officer and General Counsel for HDM Corporation from 2005 to 2006
—Senior Vice President – Corporate Services and General Counsel for Farm Credit Services of America from 2000 to 2005
—Holds a Juris Doctorate, a Master’s degree in Business Administration and a Bachelor of Science degree in Accounting and Finance, all from the University of Nebraska – Lincoln

42	GREEN PLAINS INC. 2023 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Chris G. Osowski, 44 Executive Vice President – Operations and Technology

—Executive Vice President – Operations and Technology since January 2022
—Vice President Global Technology at ADM from August 2020 to December 2021
—General Director, Aston Startch Products, an ADM joint venture in Moscow, from July 2018 to August 2020
—Director – India Operations, New Delhi at ADM from February 2015 to February 2017
—Held several other senior level positions at ADM from August 2013 to January 2015
—Held several senior level positions at Tate & Lyle from August 2008 to August 2013
—Production Support Manager at Renewable Energy Group from March 2007 to August 2008
—Technical Manager at Poet from September 2003 to March 2007
—Has a Master of Business Administration degree from Minnesota State University and a Bachelor of Science degree in Agriculture and Biosystems Engineering from North Dakota State University

G. Patrich Simpkins Jr., 61 Chief Transformation Officer

—Chief Transformation Officer since October 2022
—Chief Financial Officer from May 2019 to October 2022
—Board member GPP since June 2015
—Chief Development Officer from October 2014 to May 2019
—Chief Risk Officer from October 2014 to October 2016
—Executive Vice President – Finance and Treasurer from May 2012 to October 2014
—Managing Partner of GPS Capital Partners, LLC, a capital advisory firm serving global energy and commodity clients, from 2008 to 2011
—Chief Operating Officer and Chief Financial Officer of SensorLogic, Inc. from 2005 to 2008
—Executive Vice President and Global Chief Risk Officer of TXU Corporation from 2001 to 2004
—Served in senior financial and commercial executive roles with Duke Energy Corporation, Louis Dreyfus Energy, MEAG Power Company and MCI Communications
—Has a Bachelor of Business Administration degree in Economics and Marketing from the University of Kentucky

Leslie van der Meulen, 45 Executive Vice President – Product Marketing and Innovation

—Executive Vice President – Product Marketing and Innovation since May 2021
—Responsible for the Company’s subsidiary Optimal Aquafeed
—Held various roles with the Company since 2013, focusing on innovative ingredient solutions for aquaculture
—Has 20+ years of experience in the global marketing and sales of value-added products, focused on both human and animal nutrition

EXECUTIVE COMPENSATION	43
Executive Compensation

Proposal 3

Advisory Vote to Approve Executive Compensation

The say on pay vote is advisory and therefore not binding on our Company, the Compensation Committee or the Board. However, the Compensation Committee and the Board value the opinions of our stockholders and will carefully consider the outcome of the vote and take into consideration any concerns raised by stockholders when determining future compensation arrangements.

The Board recommends that stockholders vote “FOR” our executive compensation plan set forth in Proposal 3.

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K under the Securities Act and the Exchange Act, including the Compensation Discussion and Analysis, the Summary Compensation Table and related tables and disclosure, commonly known as a “say on pay” proposal. At our 2017 annual meeting, our stockholders supported an annual frequency for this advisory vote. As such, the Board has determined that our Company will hold this advisory vote on the compensation of our named executive officers each year.
As described in detail under the heading “Executive Compensation – Compensation Discussion and Analysis,” our executive compensation program is designed to reward the achievement of specific annual, long-term and strategic goals and to align executives’ interests with those of our stockholders by rewarding performance above established goals with the ultimate objective of improving stockholder value. Stockholders are encouraged to read the Compensation Discussion and Analysis section of this Proxy Statement, beginning on page 44, for a more detailed discussion of our executive compensation program, including information about fiscal year 2022 compensation of our NEOs.
We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This say on pay proposal gives our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers. Accordingly, we will ask our stockholders to vote “FOR” adoption of the following resolution at the Annual Meeting.
Vote Required
Approval of the above resolution requires the affirmative vote of a majority of the outstanding shares of the Common Stock of the Company present in person (online) or represented by proxy and entitled to vote on the matter (assuming a quorum is present). Abstentions will have the same effect as a vote against the proposal. Brokers will not have discretionary authority to vote on this proposal, and therefore such broker “non-votes” will have no effect on the outcome.
Board Recommendation
The Board recommends that stockholders vote for our executive compensation plan.

44	GREEN PLAINS INC. 2023 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT
Compensation Discussion and Analysis
The following discussion and analysis contain statements regarding future individual and company performance targets and goals. These targets and goals are disclosed in the limited context of our Company’s compensation programs and are not statements of management’s expectations or estimates of results or other guidance.

44	Executive Overview

48	How We Make Compensation Decisions

54	Peer Companies

55	Components of Our Compensation Programs

64	Compensation Policies and Procedures
Our Compensation Discussion and Analysis describes the key features of our executive compensation program and the Compensation Committee’s approach in deciding fiscal 2022 compensation for our named executive officers (NEOs):

Todd A. Becker President and Chief Executive Officer (and Director)	James E. Stark Chief Financial Officer	Michelle S. Mapes Chief Legal and Administration Officer and Corporate Secretary	Chris G. Osowski Executive Vice President - Operations & Technology	G. Patrich Simpkins Jr. Chief Transformation Officer	Leslie van der Meulen Executive Vice President - Product Marketing and Innovation

Executive Overview
The NEOs’ payouts under the 2022 annual incentive program considered the Company’s financial results, safety performance, achievement of key strategic initiatives and individual performance in 2022. As described further in the CD&A, the executive compensation program, through the use of equity-based awards, aligns the NEOs’ realizable compensation with the performance of our stock price.
Compensation Objectives and Philosophy
Our Compensation Committee has designed our executive compensation program to deliver pay that reflects corporate, business unit and individual performance that also aligns with the transformation plans of the Company for the creation of long-term value for our shareholders. As part of our compensation philosophy, we pay executive salaries that are competitive with the majority of compensation being “at-risk” through long-term equity awards and annual cash incentive awards. Our annual cash incentive plan provides an incentive to achieve financial and operational performance aligned with our business plan and the long-term strategy.

EXECUTIVE COMPENSATION	45
Our Core Compensation Principles

Competitive and Market Based: We attract and retain superior employees through an executive compensation program designed to provide a mix of base salary, target annual cash incentive awards and target LTIP award values that are aligned with the Company’s transformation plans and are competitive with the target compensation levels offered by our Pay Levels Peer Group.

Balanced Short- and Long-Term Focus: We reward achievement of specific goals through our annual incentive award and LTIP awards, with approximately 87% of CEO 2022 annual target total compensation in incentive compensation and on average, approximately 68% of all other NEOs 2022 annual target compensation in incentive compensation at risk.

Alignment with Shareholders: Our short and long-term awards are based on the transformational initiatives of the Company necessary to build shareholder value and are coupled with robust stock ownership guidelines. We further review our annual say on pay results from our shareholders in assessing our pay structures.

Pay for Performance: We reward performance with quantifiable financial and operating initiatives, with sufficiently challenging upside opportunities on annual and long-term incentive compensation for exceeding target goals, balanced with reductions from target opportunities for performance below target goals. We tie payouts under the annual incentive plan to key financial objectives, as well as strategic, operational and individual performance, to focus executives on areas over which they have the most direct impact, while continuing to motivate decision-making that is in the best interests of our Company as a whole based on quantifiable performance goals established by the committee, with payouts determined after the committee reviews and certifies performance results. Performance awards, which comprise 50% of all long-term awards, are tied to three-year, forward looking performance with vesting based on actual performance measured against performance goals established at the beginning of the performance period.

Pay for Performance
The committee has designed our executive compensation program to deliver pay in alignment with corporate, business unit and individual performance primarily based on the following three factors, which in turn are expected to align executive pay with returns to shareholders over time:
—Transformation of our Company, intended to create a platform delivering the stability of our Company’s earnings;
—Achievement of key financial, operational and strategic objectives; and
—The performance of our common stock.
The committee believes that our executive compensation program effectively aligns pay with performance based on the key factors discussed above, thereby aligning executive pay with returns to shareholders and creating a growth-oriented, long-term value proposition for our shareholders.
Executive Compensation Highlights
The committee has designed our executive compensation program to deliver pay in alignment with corporate, business unit and individual performance. A large portion of total direct compensation is “at-risk” through long-term equity awards and annual cash incentive awards. These awards are linked to actual performance and include a significant portion of equity. See charts on page 55 for more information regarding the target annual compensation mix for our CEO and other NEOs.

46	GREEN PLAINS INC. 2023 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT
ONGOING MONITORING OF COMPENSATION BEST PRACTICES AND PROGRAMS IN A DYNAMIC ENVIRONMENT—OVERVIEW
Our Company has undergone diversification in the business over the last several years. As a result, and in response to our 2017 say on pay vote, the committee conducted an in-depth analysis of our compensation and governance practices, including an enhanced shareholder outreach process and a thorough review of all aspects of our compensation strategies and program. This analysis resulted in significant changes to our compensation programs for fiscal 2018 (discussed under Compensation Program Improvements at page 51).
FISCAL 2022 COMPENSATION ACTIONS AT A GLANCE
The following summarizes the key compensation decisions for the NEOs for fiscal year 2022:
Base salary: The annual rate of base salaries of the CEO and other NEOs were adjusted in 2021 to reflect ever changing market conditions. There were no changes in base salaries in 2022.
Annual Incentive Bonus: For fiscal 2022, the Compensation Committee awarded annual bonuses ranging from 56% to 89% of each NEO’s target bonus. See the Annual Incentive Compensation section for a complete discussion of our performance measures, targets and performance for 2022 and annual bonuses awarded by the Committee for the year.
Long-Term Incentive Awards: In February 2022, each of the NEOs was granted a combination of PSUs that cliff vest on the third anniversary of the grant date and RSAs which vest ratably over three years. Moreover, the PSUs granted in February 2021 and 2022 are subject to performance goals aligned with the Company’s strategic objectives and shareholder interests.
These compensation decisions are discussed in more detail in this Compensation Discussion and Analysis and shown in the Summary Compensation Table and Grants of Plan-Based Awards Table that follows.
2022 Performance Highlights
—Completed plant modernization and upgrade programs, returning platform to full utilization rate capability;
—Installation of three Maximized Stillage Co-productsTM systems, bringing total protein capacity to approximately 330,000 tons;
—Achieved 60% protein concentration during trial at Green Plains Wood River, using Fluid Quip Technologies’ MSC™ system combined with biological solutions exclusive to Green Plains;
—Commenced construction of first commercial deployment of Clean Sugar Technology™ at Green Plains Shenandoah;
—Announced aquafeed partnership with Riverence to expand trout and salmon feed production in Idaho;
—Expanded protein sales to customers in North America, South America and Asia Pacific across multiple species; and
—Updated executive leadership, including the addition of seasoned experts, reassignment of current leaders, and the creation of a Chief Transformation Officer to lead the way as we achieve critical mass in our transformation.

EXECUTIVE COMPENSATION	47
Compensation Best Practices
In response to say on pay votes, best practices and investor input, we have implemented the following:

  Special awards may be made to compensate new hires for equity they forfeit at their former employer or for targeted retention for critical and at risk executives.
  One-half of annual awards to executive officers under the LTIP is in the form of performance share units (PSUs) which vest based on the attainment of pre-established performance goals aligned to the long-term strategies of the Company.
  We have a forward-looking performance measurement for our LTIP, with PSUs earned at the end of a three-year performance period.
  We adopt a compensation recovery (clawback) policy to allow the Board to recover annual or long-term incentive awards in connection with a material financial restatement.
  We adopt separate metrics for our annual incentive bonus and LTIP programs.
  We have stock ownership guidelines and we prohibit stock pledging, as well as hedging, transactions, for executive officers.

48	GREEN PLAINS INC. 2023 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT
How We Make Compensation Decisions
Overview/Philosophy
The committee has designed our executive compensation program to serve several key objectives. In the chart below, we have summarized how the executive compensation program supports these executive compensation program objectives.

OBJECTIVE	PROGRAM DESIGN

Attract and retain
superior employees in key positions, with compensation opportunities that are competitive relative to the compensation offered to similarly-situated executives at companies similar to us.

—Designed the executive compensation program to provide a mix of base salary, target annual cash incentive awards and target LTIP award values that are aligned with the program’s principles and objectives and are competitive with the target compensation levels offered by our Pay Levels Peer Group.
—Retention agreements are put in place for executives' retention requiring repayment of certain awards if there is a departure prior to the end of the calendar year of the award.

Reward the achievement of specific annual, long-term and strategic goals.
—Provided approximately 87% of CEO 2022 annual target total compensation in incentive compensation and on average, approximately 68% of all other NEOs annual target compensation at risk, incentive compensation.
—Provided sufficiently challenging upside opportunities on annual and long-term incentive compensation for exceeding target goals, balanced with reductions from target opportunities for performance below target goals.
—Tied payouts under the annual incentive plan to key financial objectives, as well as strategic, operational and individual performance, to focus executives on areas over which they have the most direct impact, while continuing to motivate decision-making that is in the best interests of our Company as a whole.
—Based annual incentive awards primarily on quantifiable performance goals established by the committee, with payouts determined after the committee reviews and certifies performance results.
—PSUs granted as part of LTIP are tied to three-year, forward looking performance with vesting based on actual performance measured against performance goals established at the beginning of the performance period.

Align the interests
of our NEOs with those of our shareholders by rewarding strong company performance through the use of equity-based awards and a share ownership and retention policy, with the ultimate objective of improving shareholder value over time.

—Tied payout of PSUs granted to our NEOs as part of LTIP to three-year, forward-looking performance based on performance goals consistent with the Company’s objectives.
—Robust stock ownership guidelines.

EXECUTIVE COMPENSATION	49
Roles and Responsibilities
Compensation Committee
The committee has primary responsibility for overseeing our executive compensation program. The Board appoints the members of the committee. Additionally, the Board has determined that each member of the committee meets the applicable requirements for independence established by applicable SEC rules and the listing standards of the NASDAQ. The committee:
—oversees our various compensation plans and programs and makes appropriate design decisions;
—retains responsibility for monitoring our executive compensation plans and programs to ensure that they continue to adhere to our Company’s compensation philosophy and objectives; and
—determines the appropriate compensation levels for all executives, including the NEOs.
The committee meets on a regular basis and has an executive session without members of management present at each regular committee meeting. The committee’s duties and responsibilities are described in its charter, which can be found on our website at http://investor.gpreinc.com/corporate-governance. The committee and the Board periodically review and, as appropriate, revise the charter.
As provided by its charter and discussed in greater detail below, the committee engages an independent compensation consultant to advise it on the design of our executive compensation program. The committee engaged Pay Governance to advise it in connection with the executive compensation program design in the latter half of 2021, with Meridian serving as the compensation consultant prior to that time since 2017. To determine the appropriate compensation levels, the committee considers, in conjunction with recommendations from its independent compensation consultant:
—Total compensation paid to the NEOs;
—Our Company’s long-term and short-term incentive program design and alignment with strategic and financial objectives;
—Our Company’s performance, the industry in which we operate, the current operating environment, our relative total shareholder return performance and market compensation for similarly-situated executives; and
—How to balance short-term and long-term compensation to provide fair near-term compensation, to align executive pay with long-term shareholder value, and to avoid structures that would encourage excessive risk taking.
The committee periodically reviews our executive compensation program to ensure that it remains competitive and provides the proper balance between cash and equity, and between short-term and long-term incentive compensation. The committee’s regular analysis and refinement of the compensation program ensures continuing alignment of the elements of the compensation program with our Company’s business strategy and shareholder interests. During this process, the committee:
—Evaluates the design of our compensation program to align pay and performance;
—Evaluates the executive compensation program to ensure a continued nexus between executive compensation and the creation of shareholder value;
—Seeks to ensure that our Company’s compensation programs remain competitive, including comparing the total direct compensation paid by our Company with that of our Pay Levels Peer Group;
—Considers feedback received from our shareholders;
—Consults as needed with its independent compensation consultant to review and refine the elements of our compensation programs to ensure that our executive compensation meets our stated objectives and is consistent with the Company’s compensation philosophy; and
—Takes into consideration appropriate corporate transactions, if any, and the resulting impact on the size and complexity of our Company’s business.
In addition to its responsibilities for executive compensation plans and programs, the committee also evaluates and makes recommendations to the Board regarding our management and director compensation plans, policies and programs, and reviews benefit plans for management and other employees.

50	GREEN PLAINS INC. 2023 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT
Role of Chief Executive Officer
The committee evaluates the performance of the Chief Executive Officer who, in turn, on an annual basis, reviews the performance of his direct reports, which include each of the NEOs other than himself. The Chief Executive Officer presents his conclusions and recommendations with respect to performance and pay, including recommendations with respect to base salary adjustments and incentive award amounts, to the committee. The committee considers this information and then exercises its judgment in adopting or modifying any recommended adjustments or awards to be made to the NEOs.
Use of an Independent Compensation Consultant
The Compensation Committee’s charter allows the committee to engage an independent compensation consultant to advise the committee on the design of our executive compensation. In 2017, the committee engaged Meridian, an independent executive compensation consulting firm. In 2021, with the change of the chairmanship of the Committee, the Committee chose to engage Pay Governance as the independent executive compensation consulting firm, to provide advice on peer groups, executive compensation benchmarking and our short-term and long-term executive compensation program design.
Pay Governance is engaged directly by, and is fully accountable to, the committee and does not provide advice to management. The committee has determined that Pay Governance is independent based on the independence factors provided by the SEC and the NASDAQ.
Consideration of Say-On-Pay Vote
At our 2022 annual meeting, our shareholders approved our NEOs’ compensation, with approximately 93% of the votes cast in favor of our say on pay proposal.
The committee and the Board value input from our shareholders and will carefully consider the results of the say on pay vote, and will continue to seek direct feedback from shareholders.

EXECUTIVE COMPENSATION	51
Compensation Program Improvements
In response to the results of previous say on pay votes and shareholder and proxy advisor feedback, our NEO compensation program was significantly amended to enhance alignment between executive compensation and the interests of our shareholders, as follows:
SIGNIFICANT ACTIONS TAKEN IN RESPONSE TO SAY ON PAY VOTES AND INVESTOR FEEDBACK

WHAT WE HEARD	ACTIONS TAKEN	EFFECTIVE STARTING
Special Awards
Special awards should be reserved for limited circumstances
 Special awards may be made to compensate new hires for equity they forfeit at their former employer or for targeted retention for critical and at-risk executives. Where special performance-based or retention awards are granted, they will generally vest over a longer period of time.
FY 2018

Plan Design
A meaningful portion of the executive officers’ LTIP should vest based on performance
 Beginning in 2018, one-half of annual awards to executive officers under the LTIP will be in the form of performance share units (PSUs) which vest based on the attainment of pre-established performance goals.
FY 2018

Market preference toward forward- looking performance measurement for LTIP
 We have shifted from a backward-looking/trailing performance measurement to a forward-looking performance measurement for our LTIP, with PSUs earned at the end of a three-year performance period. The 2018 and 2019 PSUs vest 50% based on total shareholder return relative to a performance peer group and 50% based on the Company’s return on net assets (RONA). The 2020 PSUs vest based on achievement of key long-term measures associated with the transformation to Green Plains 2.0.
FY 2018

Eliminate excise tax gross-up provisions	Mr. Becker agreed to an amendment to his employment agreement to eliminate the excise tax gross-up provision regarding change in control benefits that had been in his agreement for a number of years.	FY 2018

Adopt a clawback policy	We adopted a compensation recovery (clawback) policy to allow the Board to recover annual or long-term incentive awards in connection with a material financial restatement.	FY 2018

Market preference toward consideration of total shareholder return (TSR) in incentive payouts	We granted PSUs in 2018 and 2019, which utilize a relative TSR measure, weighted 50%, to further align our NEOs’ interests with shareholder interests and expectations.	FY 2018

Separate metrics in incentive plans	We adopted separate metrics for our annual incentive bonus and LTIP programs.	FY 2018

Peer group update
 We re-evaluated our compensation benchmarking peer group to better align with our Company following the completion of acquisitions and business evolution and introduced a new performance peer group for use with PSU awards.
FY 2016, FY 2018, FY 2020 and FY 2021

Stock ownership guidelines and Pledging Policy
 We have stock ownership guidelines and we have always prohibited stock pledging, as well as hedging, transactions, and any Board members granted an exception were revoked in 2021. No future exceptions will be allowed.
FY 2011 and FY 2021

52	GREEN PLAINS INC. 2023 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

WHAT WE HEARD	ACTIONS TAKEN	EFFECTIVE STARTING
CEO Compensation

Concern with level of CEO target and maximum bonus opportunity
 We moved towards a more typical compensation mix beginning in 2018, increasing the CEO’s base salary, but maintaining a below market median salary and reducing his target annual incentive to 200% of salary and maximum annual incentive to 1.5x the target bonus.
FY 2018

Proxy Design

Provide an executive summary in the Proxy Statement and discuss responsiveness to shareholder feedback
 We have improved our proxy disclosures by including a proxy summary and an executive summary at the beginning of the Compensation Discussion and Analysis section of the Proxy Statement.
 We have expanded disclosures on our shareholder input, practices, governance and ESG matters.
 Re-designed the proxy layout to be more consistent with best practices and more user friendly.
FY 2017 and FY 2022

Use of Peer Companies in Setting Executive Compensation and
Measuring Performance
Purpose

The committee uses peer groups for the following purposes:
—To assess executive compensation opportunities and competitive compensation (the “Pay Levels Peer Group”); and
—For the 2018 and 2019 LTI awards, to assess the Company’s long-term performance, and in particular, to assess relative total shareholder return for purposes of determining payouts for a portion of the PSU awards (the “Performance Peer Group”).

As discussed in more detail below, our Company has a unique product offering that makes it difficult to establish a group of peer companies for evaluating the competitiveness of our NEOs’ compensation opportunities and for measuring our relative business performance. In particular with the Company’s transformation, it continues to be challenging to identify appropriate peers for our business performance among companies in our S&P 8-digit and 6-digit Global Industry Classification Standard (GICS) codes, as many of the companies in those GICS codes that are of roughly similar size are exclusively energy focused, or manufacture, market, and distribute food for human consumption. These latter companies typically use agricultural commodities as ingredients in their products, and as a result these companies would typically experience reduced performance when these commodity prices rise. In contrast, our products are not generally for human consumption and our product prices generally track the performance of an identified group of agricultural commodities. As those agricultural commodities prices rise, our financial performance will generally improve, and conversely, as those commodities prices fall, our financial performance will generally be negatively impacted. As a result, our Company tends to operate in opposite economic cycles from many of the other food or agricultural-related companies in our general GICS codes.

EXECUTIVE COMPENSATION	53
The Compensation Committee, in consultation with Pay Governance, updated the selected companies for the Pay Levels Peer Group, from the prior work completed by the prior consultant Meridian. The Pay Levels Peer Group has one or more of the following characteristics: (i) similar in size and financial performance to us, in particular market capitalization (ii) within a relevant industry group (including companies engaged in the production of ethanol, alternative fuels or gasoline oxygenates as well as the marketing and distribution of such fuels and increasingly so, companies engaged in the processing of agriculture products and or in specialty chemicals), (iii) considered competitors to us according to analysts and advisory firms and other selection criteria. The composition of the peer group is periodically reviewed and, if appropriate, updated to ensure continued relevancy and to account for mergers, acquisitions, divestitures or other business-related changes that may occur.
The committee believes that it is appropriate to use companies that are generally similar in size to our Company for pay comparisons.
The committee uses competitive pay information derived from the Pay Levels Peer Group to generally inform its compensation decisions but does not formulaically benchmark based on this data. The committee generally sets target levels of annual total direct compensation for the NEOs within a competitive range of the market median at the Pay Levels Peer Group. The committee considers each executive’s experience, responsibilities, performance and internal equity when setting compensation opportunities. Where company performance is strong, executives have the opportunity to earn above median compensation. Where company performance is weaker, compensation will be below the market median.
Performance Peer Group
To better reflect the Company’s operating segments and the companies we compete with for employee talent and capital, the Performance Peer Group was established for purposes of evaluating our performance under the 2019 PSU awards. In selecting the Performance Peer Group constituents, the Committee considered the following criteria: (i) industry, (ii) business operations similar to those of the Company, focused on production of feed ingredients, biofuels, and biofuel feedstocks, (iii) the extent to which operations were global, (iv) company size, as measured by revenues and market capitalization, and (v) availability of publicly-disclosed financial information.

54	GREEN PLAINS INC. 2023 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT
Peer Companies
The following companies comprised the Pay Levels Peer Group used to inform 2022 pay decisions.

Pay Levels Peer Group	Peer Companies (1)	Performance Peer Group (1)
Amyris, Inc.
Clean Energy Fuels Corporation
CVR Energy, Inc.
Denbury Resources Inc.
H.B. Fuller
Company
Ingredion Incorporated
Koppers Holdings
Inc.
New Market Corporation
Par Pacific
Holdings, Inc.
Talos Energy Inc.
Darling Ingredients Inc. Delek US Holdings, Inc. The Andersons, Inc.
Apache Corporation
Archer-Daniels-
Midland
Alto Ingredients,
Inc. (2)
Bunge Limited
ConocoPhillips
Darling Ingredients
Inc.
Delek US Holdings,
Inc.
Devon Energy
Corporation
EOG Resources Inc.
Forum Energy Technologies
Halliburton Company
Helmerich & Payne,
Inc.
Hess Corporation
Marathon Oil
Matador Resources

Methanex Corporation
MGP Ingredients,
Inc.
Murphy Oil Corporation
Nabors Industries Ltd.
Oasis Petroleum Inc.
Patterson-UTI Energy
REX American Resources
SM Energy
Company
SunOpta Inc.
Superior Energy Services
The Andersons, Inc.
Valero Energy
Westlake Chemical
Whiting Petroleum

(1)As Renewable Energy Group was acquired by Chevron it has been removed from both the Peer Companies and Performance Peer Group.
(2)In January 2021, Pacific Ethanol, Inc changed its name to Alto Ingredients, Inc.

EXECUTIVE COMPENSATION	55
Components of Our Compensation Programs
The following charts illustrate the mix of total direct compensation elements for our NEOs at target performance. These charts demonstrate our executive compensation program’s focus on variable, performance-based cash and equity-based compensation through long-term equity awards and annual cash incentive awards.
Executive Compensation Snapshot
The following chart illustrates the mix of total direct compensation elements for our CEO at target performance.

87%
VARIABLE

13% Fixed Base Salary

- 13% of target total direct compensation
- Compensates our CEO for services rendered during each fiscal year

25% Annual Incentive Compensation

- 25% of target total direct compensation
- Payout is tied to key financial objectives, as well as strategic, operational and individual performance
- Based on quantifiable performance goals established by the committee, with payouts determined after the committee reviews and certifies performance results

62% Long-Term Incentive Compensation

- 62% of target total direct compensation
- One-half of the LTI opportunity is granted in PSUs and RSAs, respectively
- PSUs granted as part of LTIP are tied to three-year, forward looking performance with vesting based on actual performance measured against performance goals established at the beginning of the performance period

CEO	AVG. OTHER NEOs

56	GREEN PLAINS INC. 2023 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

	FIXED	VARIABLE
LONG-TERM INCENTIVE
	BASE SALARY	ANNUAL INCENTIVE	RSAs	PSUs
CEO TARGET PAY MIX
NEO TARGET PAY MIX
Base Salary
Our Company provides NEOs with a base salary to compensate them for services rendered during each fiscal year. Base salary ranges for NEOs are determined for each executive based on the executive’s position and responsibility by using market data supplied by the committee’s independent compensation consultant. Base salary is designed to be competitive when compared with similar positions within the Pay Levels Peer Group. The committee periodically reviews base salaries of senior executives, including the NEOs, to determine if adjustment is necessary based on competitive practices and economic conditions. Base salary for senior executives will also be reviewed and adjustments may be made based on individual performance and the individual’s skills, experience and background.
The compensation environment shifted dramatically in 2021 with increased pressure on compensation at all levels of the Company. The Company instituted widespread salary increases in the summer of 2021. The Compensation Committee, in consultation with its independent compensation consultant, Pay Governance, evaluated the base salaries of its key executives based on market data in the third quarter of 2021. Such analysis led the Committee to make adjustments in September 2021 as set forth in the chart below.
The chart below summarizes the annual base salary of our NEOs for fiscal 2022 and 2021:

Name	Fiscal 2021 Annual Salary	Fiscal 2022 Annual Salary	Percentage Increase
Mr. Becker	$800,000	$800,000	0%
Mr. Stark (1)	$—	$400,000	0%
Ms. Mapes	$420,000	$420,000	0%
Mr. Osowski (1)	$—	$375,000	0%
Mr. Simpkins	$450,000	$450,000	0%
Mr. van der Meulen	$360,000	$360,000	0%
(1)Messrs. Stark's and Osowski's employment did not begin until 2022, as such comparative results are not being provided.

EXECUTIVE COMPENSATION	57
Annual Incentive Compensation
Overview
To motivate performance and reward the achievement of critical objectives, each of our NEOs was provided with an annual incentive award opportunity for fiscal 2022.
The annual incentive program advances our pay-for-performance philosophy by providing participants with annual bonus opportunities linked to the achievement of specific performance goals. The annual incentive program is designed to:
—Reinforce the Company’s goal-setting and strategic planning process;
—Recognize the efforts of its management in the achievement of key financial, operational and strategic objectives; and
—Aid in attracting and retaining executive management, thus ensuring the long-range success of the Company.
The Compensation Committee sets objective performance measures for the Company as a whole and establishes corresponding performance goals for each participant under the annual incentive program, including our NEOs. In structuring the performance measures and goals, the Compensation Committee sets targets for achieving those goals:
—Minimum threshold before any annual performance bonus can be earned;
—Target goal to incentivize a specific desired performance level; and
—Maximum goal which requires an appropriate level of stretch for a maximum bonus to be earned.
After the end of the fiscal year, the Compensation Committee determines whether the performance goals have been attained and approves any cash payment amount based upon the level of achievement of the annual performance goals. The Compensation Committee also evaluates each executive’s performance for the year and determines their overall cash performance bonus based on an assessment of their performance, among other things, against the following objectives:
—Leadership and company strategy;
—Business performance and development;
—Accomplishment of strategic objectives;
—Commitment to development of management;
—Growth initiatives; and
—Financial and operational objectives.
Annual Incentive Award Opportunities
In early 2022, the Compensation Committee established target annual incentive award opportunities for the NEOs for 2022, as summarized in the table below:

Executive	Target Cash Bonus as a Percent of Base Salary	Potential Award Range as a Percent of Base Salary
Mr. Becker	200%	0 – 300%
Mr. Stark	80%	0 – 200%
Ms. Mapes	80%	0 – 200%
Mr. Osowski	80%	0 – 200%
Mr. Simpkins	80%	0 – 200%
Mr. van der Meulen	80%	0 – 200%

58	GREEN PLAINS INC. 2023 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT
Annual Incentive Award Formula
In 2022, the Compensation Committee approved the following performance measures, weighting and goals, and corresponding payouts, for use in determining payouts under the 2022 annual incentive program:

Objective	Weighting	Threshold Performance / 50% Payout	Target Performance / 100% Payout	Maximum Performance / 200% Payout (1)
EBITDA	40%	$50 million	$135 million	$220 million
Safety (2)	5%	86 points	90 points	94 points
Corn Oil Yield (lb/bu)	5%	0.90	1.00	1.10
Run Rate (% of capacity)	5%	85%	90%	95%
ESG - ISS Scoring	5%	4.33	3.83	3.33
Other Operating Initiatives (3)	20%	Earned on an individual project basis
MBOs / Individual Performance	20%	Earned through MBO Attainment
(1)Maximum potential payout for each measure (as a % of the weighting at target) is 200% of target.
(2)The plant safety goal is comprised of 11 different safety metrics inclusive of lost time, timeliness of incident reporting, safety training, completion of safety drills, environmental plan review and training, environmental incident, third party audit close outs, process safety management compliance, development of standard operating procedures (SOPs), for maintenance, and for rail, SOP training, other on the job training requirements and compliance with the Food Safety Modernization Act. Safety is measured on a point basis with a base line score of 100 with deductions for not meeting safety objectives.
(3)Other Operating Initiatives include nineteen initiatives including but not limited to: new protein or strategic partnerships, combined protein yield at specific levels, opex per gallon, and MSC protein build progress.
Each measure is separately weighted and if performance falls between the specified performance levels, the payout earned will be determined using straight-line interpolation (for those measures with threshold, target and maximum performance goals).
The performance levels, aggregate performance required to earn a payout at each level and corresponding payouts for the NEOs are summarized in the table to the right:

Level of Attainment	Payout as a % of the Target Bonus (All NEOs except CEO)	Payout as a % of the Target Bonus (CEO)
Threshold	50%	50%
Target	80%	200%
Maximum	200%	300%

EXECUTIVE COMPENSATION	59
Determination of Payouts
Following the end of 2022, the Compensation Committee assessed the Company’s performance on the measures above and each of the NEOs individual performance, and determined the payout earned.

Objective	Weighting	Threshold Performance	Target Performance	Maximum Performance (1)
EBITDA
Safety
Corn Oil Yield (lb/bu)
Run Rate (% of capacity)
ESG - ISS Scoring
Operating Initiatives

Other Operating Initiatives	Earned on an individual project basis
MBOs	Earned on an individual basis
(1)Maximum potential payout for each measure (as a % of the weighting at target) is 200% of target.

60	GREEN PLAINS INC. 2023 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT
The Board and Compensation Committee determined the following executive officers met the aforementioned objectives with the following accomplishments:
Chief Executive Officer (CEO)
—Continues to lead all aspects of the transformation of Green Plains, repositioning the Company's biorefineries to include four pillars - protein, oil, sugar, and carbon;
—Led executive team to a strong and improving record in safety and compliance, build progress, asset utilization, and strategic partnerships, along with a strong focus on ESG initiatives;
—Completed the implementation of three additional protein production facilities in Central City, Mt. Vernon and Obion, bringing total capacity to approximately 330,000 tons, while establishing a foundational Sales Program;
—Began construction of a full-scale Clean Sugar Technology deployment in Shenandoah, Iowa with an anticipated completion in late 2023/early 2024;
—Provided effective leadership in attracting new talent at all levels of the organization, specifically in senior positions, while advancing innovation and scientific development across the company; and
—Led strong stakeholder engagement attracting new customers, investors, employees, and media attention. Significant transformation execution driving interest in strong valuation focused on the protection and creation of value.
Chief Financial Officer (CFO)
—Completed a five-year, $350 million Senior Secured Sustainability-linked Revolving Credit Facility to support general corporate and working capital needs of the company, a first of its kind for Green Plains;
—Successfully retired both the convertible notes due 2022 and 2024 removing $98.3 million of debt from our balance sheet;
—Provided leadership for the accounting and finance organization driving change and talent upgrades throughout the organization;
—Initiation of study to further automate processes and completion of phase one; and
—Maintained an active investor relations program for both the Company and GPP. Coordinated proactive responses to the Company’s transformation, earnings reports, and financial strategy questions.
Chief Legal and Administration Officer
—Successfully led the team regarding its ESG initiatives;
—Successfully assisted with the negotiations and legal aspects of the Company’s various strategic transactions and financings;
—Handled all legal requirements proactively and efficiently with various strategic financings; and
—Successfully pursued and settled various legal claims and insurance recoveries.
Executive Vice President - Operations & Technology
—Successfully assisted with implementation of the protein initiative at various facilities;
—Significant improvement in production volumes and overall yield improvements;
—Record asset utilization rates; and
—Implementation of operational management systems supporting our transformation.
Chief Transformation Officer (CTO)
—Successful transition from the CFO to the CTO role;
—Established the transformation office to accelerate achievement of the Company’s stated strategic objectives;
—Initiation of zero-based budgeting foundation; and
—Lead the negotiations of certain of the Company's strategic transactions.
Executive Vice President – Product Marketing and Innovation
—Successful expansion of various partnerships and joint ventures;
—Lead expansion of Optimal Aquafeed and expansion into new markets; and
—Expansion of strategic relationships with various high-end companies.

EXECUTIVE COMPENSATION	61
The Compensation Committee determined, after consultation with its independent compensation consultant, that based on Company performance as described above, as well as strong performance on Operating Initiatives, and the NEOs’ contributions and achievement of their individual objectives as described above, to award the following bonuses for 2022, which ranged from 56% to 89% of each NEO’s 2022 target bonus, as illustrated in the table below:

Executive	Fiscal 2022 Target Bonus Opportunity	2022 Bonus	Payout as a Percent of Target
Mr. Becker	$1,600,000	$900,000	56%
Mr. Stark (1)	$320,000	$207,165	65%
Ms. Mapes	$336,000	$298,998	89%
Mr. Osowski	$300,000	$266,962	89%
Mr. Simpkins	$360,000	$266,355	74%
Mr. van der Meulen	$288,000	$256,285	89%
(1)Payout as a percentage of target is based on salary as of December 31, 2022, which is not equivalent to Mr. Stark's salary for all of 2022.
Notably, in the case of our Chief Executive Officer, the annual bonus awarded (56.3% of his target bonus) is below his target payout. The Compensation Committee believes that the 2022 bonuses properly reflect the Company’s performance and each executive’s contributions during the year and are consistent with our compensation philosophy and objectives.
Long-Term Compensation
Overview
Each of our NEOs was provided with long-term incentive award opportunities for fiscal 2022 that were tied to our performance. The principal objectives of the LTI awards are to (i) motivate our NEOs to drive sustained long-term shareholder value creation, (ii) grant award opportunities that are based on the competitive market, but then adjusted for our performance, and (iii) provide the NEOs with equity ownership opportunities that will further enhance their alignment with our shareholders’ interests. The Compensation Committee believes that providing long-term equity-based awards incentivizes executives to balance short- and long-term decisions, which helps to mitigate excessive risk-taking by our executives.
Grants are generally made in the first quarter of each year; however, in limited, special situations, long-term incentive awards may be granted at other times to attract new executives and to retain existing executives.
Type and Incentive Mix
For 2022, the NEOs’ awards were granted 50% in PSUs which vest on the third anniversary of the grant date, with the balance in service-based RSAs, which vest ratably over the three-year period following the date of grant.

LTI Incentive Mix		Year 1	Year 2	Year 3	Year 4
	RSAs	Grant	One Third Vests	One Third Vests	One Third Vests
	PSUs				Earned
Performance Share Unit Awards. PSUs are tied to our Company’s long-term strategic objectives to ensure that our NEOs’ compensation is directly linked to the achievement of sustained long-term operating performance and expected, resulting stock price performance. Reflective of the desire to align the NEOs with achievement of our business strategy and Green Plains 2.0, the Committee determined that 2022 PSU awards would be earned

62	GREEN PLAINS INC. 2023 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT
based on achievement of key initiatives (as described on page 58 of the proxy) for a three-year performance period. Shares not earned in a given performance period expire and are forfeited. PSUs are also subject to potential forfeiture if an executive terminates their employment prior to vesting.
Grants
The 2022 RSA awards and PSU awards granted to the NEOs are summarized in the tables below:

Executive	Number of Shares		Award Value (1)		Award as a % of Annual Base Salary
	RSAs	PSUs	RSAs	PSUs	RSAs	PSUs
Mr. Becker	68,753	68,753	$2,000,000	$2,000,000	250%	250%
Mr. Stark (2)	7,172	-	$250,000	-	-	-
Ms. Mapes	11,173	11,173	$325,000	$325,000	77%	77%
Mr. Osowski (3)	8,606	-	$300,000	-	-	-
Mr. Simpkins	15,470	15,470	$450,000	$450,000	100%	100%
Mr. van der Meulen	10,313	10,313	$300,000	$300,000	83%	83%
(1)Based on the closing price of our stock on February 15, 2022 of $29.09/share.
(2)Mr. Stark joined the company on January 10, 2022, and was awarded 7,172 shares at $34.86/share which vest ratably over the three-year period following the date of grant.
(3)Mr. Osowski joined the company on January 10, 2022, and was awarded 8,606 shares at $34.86/share which vest ratably over the three-year period following the date of grant.
Metrics
The performance levels and corresponding payouts established for the Company’s Performance Goals described below with respect to the 2022 PSU awards are summarized in the table below:

Performance Level	Payout % of Target Number of PSUs Earned
Maximum	200%*
Target	100%
Below Target	0%
*    In 2022, the Company's CEO has a maximum opportunity of 300% of the target number of PSUs with further stretch Performance Goals necessary for achievement of such levels, as described below. In 2020 and 2021, the Company’s CEO and former CFO had a maximum opportunity of 300% of the target number of PSUs with further stretch Performance Goals necessary for achievement of such levels, as described below. If performance falls between zero and the specified performance levels, payouts will be interpolated as determined by the Compensation Committee at its discretion.

EXECUTIVE COMPENSATION	63
The Performance Goals for the 2022 LTI awards set by the Compensation Committee are as follows:

100% vesting	200% vesting	300% vesting (for executives with a 300% Performance Goal)

Incremental value achieved from the Company’s protein initiative of a specified cents per gallon	Incremental value achieved from company’s protein initiative that exceeds the 100% vesting target per gallon by 75%	Incremental value achieved from the Company’s protein initiative that exceeds the 100% vesting target per gallon by 125%

A specified number of gallons of annual production	A specified number of gallons of annual production that exceeds the 100% vesting gallon target by 150%	A specified number of gallons of annual production that exceeds the 100% vesting gallon target by 400%, or substantially all of the Company’s production, as approved by the Board

With a return on investment, defined as EBITDA /capital cost (“ROI”) of a specified percentage	ROI that exceeds the 100% vesting ROI target by 50%	ROI that exceeds the 100% vesting ROI target by 114%

The Compensation Committee views these performance goals to be aligned with the objectives of motivating and rewarding executives for performance on key long-term measures, while also promoting retention of executive talent.
Retirement Benefits and Perquisites
Retirement Benefits
Our Company offers a 401(k) plan to all of its eligible U.S.-based salaried employees. During 2021, the 401(k) plan included an employer contribution ranging from 1% of a participant’s base salary, and a matching contribution of 100% of a participant’s contributions, up to 4% of a participant’s base salary. During 2022, the company increased the employer match from 4% to 6% of eligible employee contributions for employees with less than 5 years of service, and up to 8% of eligible employee contributions after 5 years of service. Employee and employer contributions are 100% vested immediately.
We do not provide special or supplemental retirement benefits to our NEOs.
Perquisites and Other Personal Benefits
The Company provides limited perquisites to the NEOs. Consistent with the benefits offered to all other eligible employees, the Company provides our NEOs with (i) choice of various health care plans (ii) a matching contribution to the Company’s 401(k) Plan, up to a maximum of $20,500 in 2022 plus catch-up contributions for anyone age 50 or older during the calendar year, as well as (iii) company paid life insurance. In addition, in accordance with his employment agreement, Mr. Becker also receives additional insurance and disability benefits as well as a tax gross-up payment to cover the taxes associated with these benefits, the details of which are set forth below.

64	GREEN PLAINS INC. 2023 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT
Compensation Policies and Procedures
Employment and Severance Agreements
Our Company has entered into Employment Agreements with Messrs. Becker, Kolomaya, Simpkins and van der Meulen and Ms. Mapes that provide for, among other things, potential payments and other benefits upon termination of employment for a variety of reasons.
See “Employment Agreements” and “Potential Payments upon Termination or Change-in-Control” included elsewhere in this Proxy Statement for a description of these agreements, including the severance benefits thereunder.
The Committee believes that these severance arrangements are an important part of overall compensation for our NEOs and an important recruitment and retention tool as most of our competitors have implemented similar arrangements for their senior employees. Certain of these agreements include Compensation Committee approved change of control provisions to provide reasonable protection to our senior executives in the context of an actual or potential change of control of our Company. The committee views these arrangements as preventing management distraction during the critical periods prior to and immediately following a change of control. The Compensation Committee may adjust base salary, bonus percentage or long-term incentives to levels that exceed the initial terms of the executive officers’ employment agreements based on its periodic review of compensation data.
Stock Ownership and Retention Policy
The Board has adopted stock ownership guidelines to further align the interests of our non-employee directors and NEOs with those of our shareholders. The guidelines require our non-employee directors and NEOs to maintain an investment in our Common Stock at the following levels:
—Chief Executive Officer, six times his annual base salary;
—Chief Financial Officer, four times his annual base salary;
—All other NEOs, three times their base salary; and
—Non-Employee Directors, five times their annual cash retainer.
Non-employee directors and NEOs have three years from the time of engagement to come into compliance with these guidelines.
Policy Against Hedging and Pledging Company Stock
In addition, the Company has a policy that prohibits any director or officer, at all times, or employee of the Company who is aware of material nonpublic information relating to the company from (A) engaging in (i) short-term trading (generally defined as selling Company securities within six months following the purchase), (ii) short sales, (iii) transactions involving derivatives, (iv) hedging transactions or (v) any other contractual derivative transactions, such as total return swaps and (B) holding company securities in a margin account or pledging company securities as collateral for a loan. Two directors who previously had shares pledged under previously allowed exceptions, no longer have shares pledged and no longer have the ability to pledge as the Company policy was amended so that no exceptions to pledging may be granted.
Compensation Recovery (Clawback)
In early 2018, we adopted a compensation recovery policy that goes beyond the policies currently required by law. Specifically, the policy requires each executive officer to reimburse the Company for all or a portion of any annual or long-term incentive compensation paid to the executive officer based on achievement of financial results that were subsequently the subject of a restatement, to the extent determined by the Board of Directors. The Board of Directors may also determine to require the forfeiture of unvested awards, reduce future compensation or take other disciplinary actions (including termination of employment). The Compensation Committee believes that this compensation recovery policy enhances our governance practices by creating direct financial costs to NEOs whose misconduct leads to a material financial restatement.

EXECUTIVE COMPENSATION	65
In addition, as required by the Sarbanes-Oxley Act of 2002, upon restatement of our Company’s financial statements, the Chief Executive Officer and Chief Financial Officer would be required to reimburse us for any (i) bonuses, (ii) other incentive or equity-based compensation, and/or (iii) profits from stock sales, received in the 12-month period following the filing of financial statements that were later required to be restated due to their misconduct. Our Company will also implement the incentive compensation “clawback” provisions mandated by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 in accordance with the requirements of that Act as the method of their implementation becomes finalized by the stock exchanges.
Compensation Risk Assessment
With the help of its compensation consultant, the Compensation Committee reviewed our executive compensation policies and practices and determined that our executive compensation programs are not reasonably likely to have a material adverse effect on us. The Compensation Committee also reviewed our compensation programs for certain design features which have been identified by experts as having the potential to encourage excessive risk-taking, with none being identified in our programs. Moreover, the Compensation Committee did not make any pandemic-related, discretionary adjustments to either its annual incentive program or its long-term incentive program.
Tax Considerations
Section 162(m) of the Internal Revenue Code places a limit of $1 million on compensation the Company may deduct for federal income tax purposes in any one year with respect to any of certain covered officers employed by the Company. Prior to the enactment of the Tax Cuts and Jobs Act of 2017 (the “TCJA”) in December 2017, compensation that was “performance-based” was excluded from this $1 million limitation and was deductible by the Company. Under the TCJA, the performance-based exception has been repealed generally for tax years beginning after December 31, 2017. A limited exception applies to certain compensation that qualifies as performance-based compensation under pre-TCJA IRC Section 162(m), provided it is paid pursuant to a written binding contract in effect on November 2, 2017 and which has not been modified in any material respect on or after that date.
Although the Compensation Committee considers tax deductibility in making its compensation decisions, the Compensation Committee does not believe that compensation decisions should be determined solely by the amount of compensation that is deductible for federal income tax purposes. As a result, the Compensation Committee reserves the right to award compensation that may not be deductible.
Compensation Committee Interlocks and Insider Participation
No Compensation Committee member (i) was an officer or employee of GPI, (ii) was formerly an officer of GPI or (iii) had any relationship requiring disclosure under the SEC’s rules governing disclosure of related person transactions. During the fiscal year ended December 31, 2022, we had no “interlocking” relationships in which (i) an executive officer of GPI served as a member of the Compensation Committee of another entity, one of whose executive officers served on the Compensation Committee of GPI, (ii) an executive officer of GPI served as a director of another entity, one of whose executive officers served on the Compensation Committee of GPI, or (iii) an executive officer of GPI served as a member of the Compensation Committee of another entity, one of whose executive officers served as a director of GPI.

66	GREEN PLAINS INC. 2023 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT
Compensation Committee Report
The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on that review and those discussions, the Compensation Committee recommends to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into the Form 10-K for the year ended December 31, 2022.
Respectfully submitted,
Brian Peterson, Chairman
Jim Anderson
Farha Aslam

EXECUTIVE COMPENSATION	67
Compensation Tables
Summary Compensation Table
The following table sets forth certain information with respect to the total compensation paid or earned by each of our named executive officers for our fiscal years 2022, 2021 and 2020:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Non-Equity Incentive Plan Comp. ($) (2)	All Other Comp. ($) (3)	Total ($)
Todd Becker (4) President and Chief Executive Officer	2022	800,000	–	4,052,302	900,000	108,734	5,861,036
	2021	729,167	–	3,595,602	1,440,000	99,761	5,864,530
	2020	700,000	–	977,440	1,309,717	94,460	3,081,617
James Stark (4) (5) Chief Financial Officer	2022	342,708	150,000	250,000	207,165	35,886	985,759
Michelle Mapes (4) Chief Legal and Administration Officer and Corporate Secretary	2022	420,000	–	658,536	298,998	31,105	1,408,639
	2021	370,417	–	691,474	336,000	17,325	1,415,216
	2020	350,000	–	172,936	259,284	16,605	798,825
Chris Osowski (4) (5) Executive Vice President - Operations & Technology	2022	367,188	200,000	300,000	266,962	34,296	1,168,446
Patrich Simpkins (4) (6) Chief Transformation Officer	2022	450,000	–	911,802	266,355	32,226	1,660,383
	2021	414,583	–	1,382,948	336,000	19,157	2,152,688
	2020	400,000	112,000	225,560	344,000	17,074	1,098,634
Leslie van der Meulen Executive Vice President - Product Marketing & Innovation	2022	360,000	–	607,848	256,285	16,023	1,240,156
	2021	296,667	–	276,595	300,000	8,416	881,678
(1)Amounts for “Stock Awards” reflect a grant date fair value of $29.47/share in 2022, $26.22/share in 2021, and $4.00/share in 2020 computed in accordance with ASC 718. Restricted stock awards granted in 2022 vest ratably over the three-year period following the date of grant while 2021 and 2020 cliff vest three years following the date of grant. Performance share unit awards were granted to all NEOs in February 2022, 2021 and 2020, which cliff-vest in February 2025, 2024 and 2023, respectively, based on achievement of a variety of key initiatives related to Green Plains 2.0. Performance share unit awards are included in the Stock Awards column above and presented as the fair value at the date of the grant based the Company’s closing stock price. The grant date fair value of the 2022 restricted stock awards, as well as the target and maximum potential fair value of the performance share unit awards, are also provided below. The 2020 Stock Awards were significantly less than normal. Specifically, in addition to the grant date fair value in 2020 of $4.00, shares were awarded based on a thirty day volume weighted average price of $10.64 due to the share price being adversely impacted near the time of award from pandemic related factors, which reduced the number of shares awarded. The combination of the lower share award with the presentation at the grant date fair value explain the lower 2020 stock awards. See Compensation Discussion and Analysis for additional information.

		PSUs
Name	RSAs ($)	Target ($)	Maximum ($)
Mr. Becker	2,026,151	2,026,151	6,078,453
Mr. Stark (a)	250,000	–	–
Ms. Mapes	329,268	329,268	658,537
Mr. Osowski (a)	300,000	–	–
Mr. Simpkins	455,901	455,901	911,802
Mr. van der Meulen	303,924	303,924	607,848
(a)Messrs. Stark and Osowski's amounts reflect a grant date fair value of $34.86 upon employment.

68	GREEN PLAINS INC. 2023 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT
(2)The column for “Option Awards” has been omitted from this table because no compensation is reportable thereunder. “Non-equity incentive plan compensation” amounts were paid pursuant to the Incentive Plan.
(3)“All Other Compensation” generally consists of our match to the executive officer’s 401(k) retirement plan, up to a maximum of $20,500 per employee for 2022 plus any catch-up payments for anyone age 50 or older during the calendar year, $11,600 per employee for 2021 and $11,400 per employee for 2020, and imputed income on company-paid life insurance. In addition:
(a)For Mr. Becker, the amounts also include insurance and disability premiums paid by us of $45,478 and a gross-up to cover the taxes on this benefit of $36,244. See Employment Agreements below for further information on our employment agreement with Mr. Becker.
(4)Messrs. Becker, Stark, Osowski and Simpkins, and Ms. Mapes were also named executive officers for GPP in 2022. Pursuant to the operational services and secondment agreement, Mr. Becker’s salary, bonus, stock awards, non-equity incentive plan compensation and all other compensation allocated to GPP for 2022 was $25,762, $0, $130,492, $28,982 and $3,501, for 2021 was $29,214, $0, $144,058, $57,694 and $3,997, and for 2020 was $31,609, $0, $44,136, $59,140 and $4,265, respectively; Mr. Stark's salary, bonus, stock awards, non-equity incentive plan compensation and all other compensation allocated to GPP for 2022 was $11,036, $4,830, $8,051, $6,671 and $1,156; Ms. Mapes’ salary, bonus, stock awards, non-equity incentive plan compensation and all other compensation allocated to GPP for 2022 was $13,525, $0, $21,206, $9,628 and $1,002, for 2021 was $14,841, $0, $27,704, $13,462 and $694, and for 2020 was $15,804, $0, $7,809, $11,708 and $750, respectively; Mr. Osowski's salary, bonus, stock awards, non-equity incentive plan compensation and all other compensation allocated to GPP for 2022 was $11,824, $6,440, $9,661, $8,597 and $1,104; and Mr. Simpkins' salary, bonus, stock awards, non-equity incentive plan compensation and all other compensation allocated to GPP for 2022 was $14,491, $0, $29,362, $8,577 and $1,038, for 2021 was $16,610, $0, $55,408, $13,462 and $768, and for 2020 was $18,062, $5,057, $10,185, $15,533 and $771, respectively. The above amounts reflect the years in which the named individuals were NEOs for GPP.
(5)Messrs. Stark and Osowski became NEOs in 2022. As a result, only compensation paid or earned for 2022 is reported above.
(6)Mr. Simpkins served as the Company's Chief Financial Officer through October 2022.
Grants of Plan-Based Awards Table
The following table sets forth certain information with respect to the plan-based awards granted to the named executive officers during the fiscal year ended December 31, 2022:

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)				Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards	Grant Date Fair Value of
Name (1)	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Number of Shares of Stock or Units (#)	Stock Awards ($)
Todd Becker		800,000	1,600,000	2,400,000				–	–
	3/14/22(2)	–	–	–				68,753	2,026,151
	3/14/22(3)	–	–	–	34,377	68,753	206,259		2,026,151
James Stark		160,000	320,000	800,000				–	–
	1/10/22(4)	–	–	–				7,172	250,016
Michelle Mapes		168,000	336,000	840,000				–	–
	3/14/22(2)	–	–	–				11,173	329,268
	3/14/22(3)	–	–	–	5,587	11,173	22,346		329,268
Chris Osowski		150,000	300,000	750,000				–	–
	1/10/22(4)	–	–	–				8,606	300,005
Patrich Simpkins		180,000	360,000	900,000				–	–
	3/14/22(2)	–	–	–				15,470	455,901
	3/14/22(3)	–	–	–	7,735	15,470	30,940		455,901
Leslie van der Meulen		144,000	288,000	720,000				–	–
	3/14/22(2)	–	–	–				10,313	303,924
	3/14/22(3)	–	–	–	5,157	10,313	20,626		303,924
(1)Columns for “All other option awards: number of securities underlying options” and “Exercise or base price of option awards” have been omitted from this table because no compensation is reportable thereunder.
(2)Represents restricted stock awards granted in March 2022, which vest ratably over the three-year period following the date of grant.
(3)Represents performance share unit awards granted in March 2022, which cliff vest in March 2025 based on various performance criteria. Performance share unit awards are presented at the fair value on the date of grant. See footnotes of the Summary Compensation Table for target and maximum performance share unit values.
(4)Represents restricted stock awards granted in January 2022, which vest ratably over the three-year period following the date of grant.

EXECUTIVE COMPENSATION	69
Employment Agreements
Mr. Becker. Effective October 16, 2008, we entered into an employment agreement with Mr. Becker to serve as our President and Chief Operating Officer. Mr. Becker was named President and Chief Executive Officer on January 1, 2009. Mr. Becker’s employment agreement was amended in December 2009 to provide for a tax gross-up payment in the event of any tax payments on fringe benefits. Mr. Becker’s agreement was subsequently amended in March 2018 to remove the excise tax gross-up provision. The terms of the employment agreement provide that Mr. Becker will receive the following: (i) an annual base salary, currently at $800,000, (ii) an annual target bonus as a percentage of base salary based on performance objectives set by the Board’s Compensation Committee, (iii) annual awards of long-term incentive benefits of a type and level that is competitive with long-term incentive plan benefits provided to chief executive officers of public companies of comparable size in similar industries, and (iv) a fully exercisable option to acquire 150,000 shares at an exercise price equal to $10 per share. Mr. Becker’s employment is at-will and may be terminated at any time, by either party, for any reason whatsoever. If employment is terminated without cause or for good reason, Mr. Becker will receive one year of base salary plus the greater of his maximum annual cash bonus for that year or the average bonus paid for the prior two years, up to one year of continued health and dental coverage (which ceases upon acceptance of a comparable position within such period) and certain relocation assistance if he relocates beyond 50 miles within six months of termination. In addition, all shares acquired upon exercise of options granted therein would then be released from certain lock-up restrictions, and all outstanding options and other equity awards would fully vest. See Potential Payments upon Termination or Change in Control for additional information.
Mr. Stark. Mr. Stark re-joined the Company in January 2022 and entered into an employment agreement with us effective March 1, 2023. The agreement provides for (i) an annual base salary, currently at $400,000, (ii) an annual target bonus as a percentage of base salary based on performance objectives set by the Board’s Compensation Committee, (iii) participation in a long-term incentive program developed by us, and (iv) participation in our benefit plans. Mr. Stark’s employment is at-will and may be terminated at any time, by either party, for any reason whatsoever. If employment is terminated without cause or for good reason, Mr. Stark will receive six month’s base salary and all outstanding equity awards would fully vest, provided however, if such termination occurs following a change of control, he will receive twelve months base salary and all outstanding equity awards would fully vest. See Potential Payments upon Termination or Change in Control for additional information.
Ms. Mapes. Ms. Mapes joined the Company in 2009 and entered into an employment agreement with us effective February 3, 2020. The agreement provides for (i) an annual base salary, currently at $420,000, (ii) an annual target bonus as a percentage of base salary based on performance objectives set by the Board’s Compensation Committee, (iii) participation in a long-term incentive program developed by us, and (iv) participation in our benefit plans. Ms. Mapes’ employment is at-will and may be terminated at any time, by either party, for any reason whatsoever. If employment is terminated without cause or for good reason, Ms. Mapes will receive six month’s base salary and all outstanding equity awards would fully vest, provided however, if such termination occurs following a change of control, she will receive twelve months base salary and all outstanding equity awards would fully vest. See Potential Payments upon Termination or Change in Control for additional information.
Mr. Simpkins. Effective May 7, 2012, we entered into an employment agreement with Mr. Simpkins. The terms of the employment agreement provide that Mr. Simpkins will receive (i) an annual base salary, currently at $450,000, (ii) an annual target bonus as a percentage of base salary based on performance objectives set by the Board’s Compensation Committee, (iii) participation in the long-term incentive program developed by the Company, (iv) equity incentive compensation grants totaling 50,000 shares, and (v) other benefits that are generally available to company employees. Mr. Simpkins’ employment is at-will and may be terminated at any time, by either party, for any reason whatsoever. If employment is terminated without cause or for good reason, Mr. Simpkins will receive six months base salary and all outstanding equity awards shall fully vest. If such termination occurs following a change of control, he will receive twelve months base salary, a pro-rata bonus for the year of termination the amount of which should not be less than the annual target bonus and all outstanding equity awards would fully vest. See Potential Payments upon Termination or Change in Control for additional information.

70	GREEN PLAINS INC. 2023 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT
Mr. van der Meulen. Mr. van der Meulen joined the Company in 2016 and entered into an employment agreement with us effective December 2, 2021. The agreement provides for (i) an annual base salary, currently at $360,000, (ii) an annual target bonus as a percentage of base salary based on performance objectives set by the Board’s Compensation Committee, (iii) participation in a long-term incentive program developed by us, and (iv) participation in our benefit plans. Mr. van der Meulen’s employment is at-will and may be terminated at any time, by either party, for any reason whatsoever. If employment is terminated without cause or for good reason, Mr. van der Meulen will receive six month’s base salary and all outstanding equity awards would fully vest, provided however, if such termination occurs following a change of control, he will receive twelve months base salary and all outstanding equity awards would fully vest. See Potential Payments upon Termination or Change in Control for additional information.
Mr. Osowski. Mr. Osowski has not entered into an employment agreement with Green Plains. The Company has provided Mr. Osowski with an offer letter setting forth the terms of his at-will employment, which may be terminated at any time, by either party, for any reason whatsoever.
See Compensation Discussion and Analysis for further details on 2022 performance objectives.

EXECUTIVE COMPENSATION	71
Outstanding Equity Awards at Year-End
The following table sets forth certain information with respect to stock awards and equity incentive plan awards for each named executive officer that have not vested and are outstanding as of December 31, 2022:

		Stock Awards
		Restricted Stock Awards		Performance Share Units (1)
Name		Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($) (2)	Equity Incentive Plan Awards: Number of Shares or Units of Stock that have not Vested (#)	Equity Incentive Plan Awards: Market Value of Shares or Units of Stock that have not Vested ($) (2)
Todd Becker	3/18/20(3)	122,180	3,726,490	122,180	3,726,490
	2/18/21(4)	68,566	2,091,263	68,566	2,091,263
	3/14/22(5)	68,753	2,096,967	68,753	2,096,967
James Stark	1/10/22(6)	7,172	218,746	-	-
Michelle Mapes	3/18/20(3)	21,617	659,319	21,617	659,319
	2/18/21(4)	13,186	402,173	13,186	402,173
	3/14/22(5)	11,173	340,777	11,173	340,777
Chris Osowski	1/10/22(6)	8,606	262,483	-	-
Patrich Simpkins	3/18/20(3)	28,195	859,948	28,195	859,948
	2/18/21(4)	26,372	804,346	26,372	804,346
	3/14/22(5)	15,470	471,835	15,470	471,835
Leslie van der Meulen	3/18/20(3)	3,917	119,469	-	-
	2/18/21(4)	-	-	10,549	321,745
	3/14/22(5)	10,313	314,547	10,313	314,547
(1)Reflects the target number of performance share units granted. Performance share awards granted in 2022, 2021 and 2020 cliff-vest three years following the grant date based on attainment of performance goals.
(2)The closing stock price of our Common Stock on December 31, 2022 of $30.50 was used to calculate the market value of shares and units that have not vested.
(3)The March 18, 2020 restricted stock awards cliff vest three years following the date of grant. The PSUs cliff vest three years following the date of grant, subject to attainment of performance goals.
(4)The February 18, 2021 restricted stock awards cliff vest three years following the date of grant. The PSUs cliff vest three years following the date of grant, subject to attainment of performance goals.
(5)The March 14, 2022 restricted stock awards vest in equal installments on the first, second and third anniversaries of the date of grant. The PSUs cliff vest three years following the date of grant, subject to attainment of performance goals.
(6)Messrs. Stark and Osowski were awarded shares at the time of hiring, which vest ratably over the three-year period following the date of grant.

72	GREEN PLAINS INC. 2023 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT
Option Exercises and Stock Vested
The following table lists the number of shares acquired and the value realized as a result of option exercises by the named executive officers during the fiscal year ended December 31, 2022, and the value of any restricted stock that vested during the fiscal year ended December 31, 2022:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Todd Becker (1)	–	–	116,634	3,140,954
James Stark	–	–	–	–
Michelle Mapes (2)	–	–	22,761	612,946
Chris Osowski	–	–	–	–
Patrich Simpkins (3)	–	–	26,700	719,038
Leslie van der Meulen (4)	–	–	6,089	177,879
(1)Value is determined based on the closing prices of our Common Stock on the vesting date multiplied by the number of shares that vested on such dates. On February 19, 2022, the Company withheld 20,720 shares of the 46,719 shares of restricted stock that vested on that date to satisfy the NEO’s tax withholding obligations. On February 19, 2022, the Company withheld 31,008 shares of the 69,915 shares of performance stock that vested on that date to satisfy the NEO’s tax withholding obligations.
(2)Value is determined based on the closing prices of our Common Stock on the vesting date multiplied by the number of shares that vested on such dates. On February 19, 2022, the Company withheld 5,292 shares of the 11,516 shares of restricted stock that vested on that date to satisfy the NEO’s tax withholding obligations. On February 19, 2022, the Company withheld 5,167 shares of the 11,245 shares of performance stock that vested on that date to satisfy the NEO’s tax withholding obligations.
(3)Value is determined based on the closing prices of our Common Stock on the vesting date multiplied by the number of shares that vested on such dates. On February 19, 2022, the Company withheld 6,313 shares of the 14,233 shares of restricted stock that vested on that date to satisfy the NEO’s tax withholding obligations. On February 19, 2022, the Company withheld 5,530 shares of the 12,467 shares of performance stock that vested on that date to satisfy the NEO’s tax withholding obligations.
(4)Value is determined based on the closing prices of our Common Stock on the vesting date multiplied by the number of shares that vested on such dates. On February 19, 2022, the Company withheld 964 shares of the 2,173 shares of restricted stock that vested on that date to satisfy the NEO’s tax withholding obligations. On March 18, 2022, the Company withheld 1,737 shares of the 3,916 shares of restricted stock that vested on that date to satisfy the NEO’s tax withholding obligations.
Potential Payments Upon Termination or Change in Control
Employment Agreement for Mr. Becker
We have an employment agreement with Mr. Becker. See Employment Agreements above for additional information. Upon termination without cause or for good reason, Mr. Becker is entitled to (a) one year of base salary plus the greater of his maximum annual cash bonus for that year or the average bonus paid for the prior two years, (b) up to one year of continued health and dental coverage (which ceases upon acceptance of a comparable position within such period) and (c) certain relocation assistance if he relocates beyond 50 miles within six months of termination. In addition, all shares acquired upon exercise of options granted therein would then be released from certain lock-up restrictions and all outstanding options and other equity awards would fully vest, including PSUs which settle at target.
For such purposes, cause is defined as one of the following: (a) a material breach by the executive of the terms of this agreement, not cured within thirty (30) days from receipt of notice from the Board of such breach, (b) conviction of, or plea of guilty or no contest to, a felony; (c) willful misconduct or gross negligence in connection with the performance of executive’s duties; or (d) willfully engaging in conduct that constitutes fraud, gross negligence or gross misconduct that results in material harm to us. For purposes of this definition, no act, or failure to act, on the executive’s part shall be considered willful unless done, or omitted to be done, by the executive in knowing bad faith and without reasonable belief that his action or omission was in, or not opposed to, our best interests. Notwithstanding the foregoing, the executive shall not be deemed to have been terminated for cause unless and until the executive has received a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting called and held for such purpose (after reasonable notice to the executive and an opportunity for the executive, together

EXECUTIVE COMPENSATION	73
with his counsel, to be heard by the Board), finding that, in the good faith opinion of the Board, the executive is guilty of the conduct set forth above in (a), (b), (c) or (d) of this definition and specifying the particulars thereof in detail.
For such purposes, good reason is defined as any of the following if the same occurs without the executive’s express written consent: (a) a material diminution in executive’s base salary as described in the employment agreement; (b) a material diminution in executive’s authority, duties, or responsibilities; (c) a material diminution in the authority, duties, or responsibilities of the person to whom the executive is required to report; (d) a material change in the geographic location at which the executive must perform the services (for this purpose, any relocation of more than 50 miles is deemed a material change); (e) any material reduction or other adverse change in the executive’s benefits under any applicable and properly approved compensation plan or arrangement without the substitution of comparable benefits; or (f) any other action or inaction that constitutes a material breach by us under the employment agreement. To terminate for good reason, the executive must incur a termination of employment on or before the second anniversary of the initial existence of the condition.
Employment Agreement for Mr. Stark
On March 1, 2023, we entered into an employment agreement with Mr. Stark. See Employment Agreements above for additional information. Upon termination without cause or for good reason, he will receive an amount equal to six months base salary and all outstanding equity awards will fully vest, including PSUs which settle at target. The definitions for cause and good reason are the same as described above for Mr. Becker.
Employment Agreement for Ms. Mapes
On February 3, 2020, we entered into an employment agreement with Ms. Mapes. See Employment Agreements above for additional information. Upon termination without cause or for good reason, she will receive an amount equal to six months base salary and all outstanding equity awards will fully vest, including PSUs which settle at target. The definitions for cause and good reason are the same as described above for Mr. Becker.
Employment Agreement for Mr. Simpkins
On May 7, 2012, we entered into an employment agreement with Mr. Simpkins. See Employment Agreements above for additional information. Upon termination without cause or for good reason, he will receive an amount equal to six months base salary and all outstanding equity awards will fully vest, including PSUs which settle at target. The definitions for cause and good reason are the same as described above for Mr. Becker, except that the definition of good reason for Mr. Simpkins does not specify the distance for an applicable relocation.
Employment Agreement for Mr. van der Meulen
On December 2, 2021, we entered into an employment agreement with Mr. van der Meulen. See Employment Agreements above for additional information. Upon termination without cause or for good reason, he will receive an amount equal to six months base salary and all outstanding equity awards will fully vest, including PSUs which settle at target. The definitions for cause and good reason are the same as described above for Mr. Becker.

74	GREEN PLAINS INC. 2023 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT
Equity Acceleration
2009 and 2019 Equity Incentive Plans. Awards outstanding under the 2009 and 2019 Equity Incentive Plans will fully vest upon a change in control (a) if not fully converted and assumed, or (b) if the awards are converted and assumed, after a qualifying termination. Qualifying termination is defined as a termination of employment within twenty-four months following a change in control (i) by us other than for cause, gross negligence, or deliberate misconduct which demonstrably harms us or (ii) by the participant for good reason, if it is defined in the applicable award agreement or employment agreement. A change in control shall be deemed to have occurred if in a single transaction or series of related transactions:
(a) any person (as such term is used in Section 13(d) and 14(d) of the Exchange Act), or persons acting as a group, other than a trustee or fiduciary holding securities under an employment benefit program, is or becomes a beneficial owner (as defined in Rule 13-3 under the Exchange Act), directly or indirectly of securities representing 51% or more of our combined voting power;
(b) there is a merger, consolidation, or other business combination transaction with or into another corporation, entity or person, other than a transaction in which the holders of at least a majority of the shares of voting capital stock outstanding immediately prior to such transaction continue to hold (either by such shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of the company (or surviving entity) outstanding immediately after such transaction;
(c) during any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who entered into an agreement with us to effect a transaction described in (a) or (b) above) whose election by the Board or nomination for election by our shareholders was approved by a vote of at least two-thirds of the directors still in office, who either were directors at the beginning of the two-year period or whose election or nomination for election was previously approved, cease for any reason to constitute a majority thereof; or
(d) all or substantially all of our assets are sold.
The following tables provide information on potential benefits that could be received by the NEOs with employment agreements upon a termination without cause or for good reason and in connection with a change in control. As it is unlikely that the amount payable to each NEO under the performance cash award can be determined, the performance cash would fully vest based on the Committee’s assessment of actual performance through the termination date. Unless equity awards are not assumed by a buyer, change in control benefits only are paid when there is a “double trigger event” i.e. both the change in control along with a qualifying termination of the executive. The tables assume a termination of each officer’s employment as of December 31, 2022. The closing price of our Common Stock on the last trading day of 2022 was $30.50. Post-termination health care represents the approximate value of such benefits.

EXECUTIVE COMPENSATION	75

	Termination Without Cause or For Good Reason ($)	Change In Control ($)
Todd Becker Termination Compensation
Base Salary and Bonus (1)	3,200,000	–
Equity Vesting (2)	15,829,439	15,829,439
Benefits and Perquisites
Post-Termination Health Care	28,614	–
Certain Relocation Benefits (3)	–	–
Total	19,058,053	15,829,439
(1)Represents one year of base salary plus a bonus equal to the greater of his maximum bonus for that year or the average of his bonuses during the prior two years.
(2)Represents accelerated vesting of all outstanding equity awards, including PSUs and release of restrictions on such awards. Assumes PSUs are settled at target.
(3)Relocation assistance in the event of termination without cause or for good reason, or for a termination following a change in control if relocation is more than 50 miles beyond Omaha, Nebraska within six months of such time. The value of such assistance cannot be determined until such an event occurs.

	Termination Without Cause or For Good Reason ($)	Change In Control ($)
James Stark Termination Compensation
Base Salary (1)	200,000	400,000
Equity Vesting (2)	218,746	218,746
Total	418,746	618,746
(1)For termination without cause represents a payment of six months base salary. For change in control, represents 12 months base salary.
(2)Represents accelerated vesting of all outstanding equity awards, including PSUs and release of restrictions on such awards. Assumes PSUs are settled at target.

	Termination Without Cause or For Good Reason ($)	Change In Control ($)
Michelle Mapes Termination Compensation
Base Salary (1)	210,000	420,000
Equity Vesting (2)	2,804,536	2,804,536
Total	3,014,536	3,224,536
(1)For termination without cause represents a payment of six months base salary. For change in control, represents 12 months base salary.
(2)Represents accelerated vesting of all outstanding equity awards, including PSUs and release of restrictions on such awards. Assumes PSUs are settled at target.

76	GREEN PLAINS INC. 2023 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

	Termination Without Cause or For Good Reason ($)	Change In Control ($)
Patrich Simpkins Termination Compensation
Base Salary and Bonus (1)	225,000	810,000
Equity Vesting (2)	4,272,257	4,272,257
Total	4,497,257	5,082,257
(1)For termination without cause represents a payment of six months base salary. For change in control, represents 12 months base salary and a pro-rated bonus which should not be less than the annual target of 80%.
(2)Represents accelerated vesting of all outstanding equity awards, including PSUs and release of restrictions on such awards. Assumes PSUs are settled at target.

	Termination Without Cause or For Good Reason ($)	Change In Control ($)
Leslie van der Meulen Termination Compensation
Base Salary (1)	180,000	360,000
Equity Vesting (2)	1,070,306	1,070,306
Total	1,250,306	1,430,306
(1)For termination without cause represents a payment of six months base salary. For change in control, represents 12 months base salary.
(2)Represents accelerated vesting of all outstanding equity awards, including PSUs and release of restrictions on such awards. Assumes PSUs are settled at target.

EXECUTIVE COMPENSATION	77
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our median employee and the annual total compensation of Mr. Todd Becker, our Chief Executive Officer (our “CEO”).
For 2022, our last completed fiscal year:
—The annual total compensation of our median employee, other than our CEO, was $93,309; and
—The annual total compensation of our CEO was $5,875,725.
Based on this information, for 2022 the ratio of annual total compensation of Mr. Becker, our CEO, to the annual total compensation of our median employee was 63 to 1.
To identify the median employee, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:
1.We determined that, as of December 31, 2022, the last day of our payroll, our total employee population consisted of 889 individuals with all of these individuals located in the United States. This population consisted of our full-time, part-time and temporary employees.
2.To identify the median employee from our employee population, we calculated the amount of salary, and other wages of our employees as reflected in our payroll records and reported to the Internal Revenue Service as taxable wages. We annualized the compensation for any full-time employees that were not employed by us for all of 2022.
3.We identified our median employee using this compensation measure, which was consistently applied to all our employees included in the calculation. Since all our employees are located in the United States, as is our CEO, we did not make any cost-of-living adjustments in identifying the “median employee.”
4.Once we identified our median employee, we combined all of the elements of such employee’s compensation for 2022 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in total compensation of $93,309. The difference between such employee’s salary, wages and overtime pay and the employee’s annual total compensation represents the estimated value of such employee’s health care benefits.
5.With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2022 Summary Compensation Table included in this Proxy Statement and incorporated by reference under Item 11 of Part III of our Annual Report. To maintain consistency between the annual total compensation of our CEO and the median employee, we added the estimated value of our CEO’s health care benefits, estimated at $14,689 to the amount reported in the Summary Compensation Table. This resulted in annual total compensation for purposes of determining the ratio in the amount of $5,875,725, which exceeds the amount reported for him in the Summary Compensation Table by $14,689.

78	GREEN PLAINS INC. 2023 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT
Pay vs. Performance Comparison
As discussed in the CD&A above, our Compensation Committee has implemented an executive compensation program designed to link a sustainable portion of our NEOs' realized compensation to the achievement of the Company's financial, operational and strategic objectives, and to align pay with changes in the value of our shareholders' investments. The following table sets forth additional information for our NEOs, calculated in accordance with SEC rules, for 2022, 2021 and 2020:

					Value of Initial Fixed $100 Investment Based on:		(in thousands)
Fiscal Year	Summary Compensation Table Total for CEO ($) (1)	Compensation Actually Paid to CEO ($) (2)	Average Summary Compensation Table Total for Non-CEO NEOs ($) (3)	Average Compensation Actually Paid to Non-CEO NEOs ($) (2) (3)	Total Shareholder Return	Peer Group Total Shareholder Return (4)	Net Loss ($)	EBITDA ($) (5)
2022	5,861,036	7,517,035	1,292,677	1,425,134	189	243	(103,377)	26,710
2021	5,864,530	19,817,063	1,406,008	3,550,754	215	348	(44,146)	116,795
2020	3,081,617	4,693,256	870,074	1,264,783	82	357	(89,654)	(15,296)
(1)The dollar amounts reported are the amounts of total compensation reported for our CEO, Mr. Becker, in the Summary Compensation Table for fiscal years 2022, 2021 and 2020. Mr. Becker served as CEO for each of the years presented.
(2)The dollar amounts reported represent the amount of “compensation actually paid,” as computed in accordance with SEC rules. The dollar amounts do not reflect the actual amounts of compensation paid to our CEO or other NEOs during the applicable year, but also include (i) the year-end value of equity awards granted during the reported year and (ii) the change in the value of equity awards that were unvested at the end of the prior year, measured through the date the awards vested or were forfeited, or through the end of the reported fiscal year.
(3)For 2022, reflects compensation information for our NEOs, other than our CEO, as described in the CD&A of this proxy statement. For 2021, reflects compensation information for Mr. Kolomaya, Ms. Mapes, Mr. Simpkins and Mr. van der Meulen, as well as Mr. Cronin, the Company's former COO. For 2020, reflects compensation information for Mr. Kolomaya, Ms. Mapes and Mr. Simpkins, as well as Mr. Cronin, the Company's former COO.
(4)Reflects cumulative total shareholder return of the NASDAQ Clean Edge Green Energy (CELS) index, as of December 31, 2022, weighted according to the constituent companies’ market capitalization at the beginning of each period for which a return is indicated. The CELS is the peer group used by the Company for purposes of Item 201(e) of Regulation S-K under the Exchange Act in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.
(5)EBITDA represents earnings before interest expense, income tax expense, including related tax expense of equity method investments, depreciation and amortization excluding amortization of right-to-use assets and debt issuance costs. EBITDA is a key financial metric, which the Company believes reflects the efforts of executive management achievements. See the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 10, 2023, for a reconciliation of net loss on a GAAP basis to EBITDA.

EXECUTIVE COMPENSATION	79
To calculate the amounts in the Compensation Actually Paid columns in the table above, in accordance with SEC rules, the following adjustments were made:

	2022		2021		2020
	CEO	Average for Non-CEO NEOs	CEO	Average for Non-CEO NEOs	CEO	Average for Non-CEO NEOs
Adjustments for CEO and Average for Non-CEO NEOs:
Total Compensation as reported above	$5,861,036	$1,292,677	$5,864,530	$1,406,008	$3,081,617	$870,074
Fair value of awards granted during the fiscal year	4,193,933	547,109	4,766,708	944,195	3,218,221	584,544
Year over year increase (decrease) of unvested awards granted in prior years	(1,625,156)	(274,352)	7,962,822	1,090,434	(597,609)	(91,315)
Increase (decrease) from prior fiscal year-end for awards that vested during the year	(912,778)	(140,300)	1,836,856	199,546	(386,249)	(44,590)
Decrease from prior fiscal year-end for awards that forfeited during the year	–	–	(613,853)	(89,429)	(622,724)	(53,930)
Compensation Actually Paid	$7,517,035	$1,425,134	$19,817,063	$3,550,754	$4,693,256	$1,264,783

80	GREEN PLAINS INC. 2023 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT
Analysis of the Information Presented in the Pay Versus Performance Table
In accordance with SEC rules, the Company is providing the following descriptions of the relationships between information presented in the pay versus performance table.
Compensation Actually Paid and EBITDA
The following graphic depicts the relationship between EBITDA and compensation actually paid (CAP) to the Company's CEO and NEOs, respectively.

CEO Pay versus EBITDA 2020-2022
Compensation Actually Paid ($mm)
$30.0
$25.0
$20.0
$15.0
$10.0
$5.0
$-
$(5.0)
$120
$100
$80
$60
$40
$20
$-
$(20)
EBITDA ($mm)
2020
2021
2022
SCT-CEO
CAP-CEO
EBITDA

Average NEO Pay versus EBITDA 2020-2022
Compensation Actually Paid ($mm)
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$0.0
$(1.0)
$120
$100
$80
$60
$40
$20
$-
$(20)
EBITDA ($mm)
2020
2021
2022
SCT-Avg. NEO
CAP-Avg. NEO
EBITDA

Compensation Actually Paid and Relative Total Shareholder Return
The following graphic depicts the relationship between total shareholder return (TSR) and compensation actually paid to the Company's CEO and NEOs, respectively.

CEO Pay versus TSR 2020-2022
Compensation Actually Paid ($mm)
$25.0
$20.0
$15.0
$10.0
$5.0
$-
Indexed Total Shareholder Return
$400
$350
$300
$250
$200
$150
$100
$50
$-
2020
2021
2022
SCT-CEO
CAP-CEO
Co. TSR
Peer TSR

Average NEO Pay versus TSR 2020-2022
Compensation Actually Paid ($mm)
$4.0
$3.5
$3.0
$2.5
$2.0
$1.5
$1.0
$0.5
$-
Indexed Total Shareholder Return
$400
$350
$300
$250
$200
$150
$100
$50
$-
2020
2021
2022
SCT-Avg. NEO
CAP-Avg. NEO
Co. TSR
Peer TSR

Performance Measures
The following table presents the most important performance measures used by the Company to link compensation actually paid to our CEO and Non-CEO NEOs to the Company's performance. The measures in this table are not ranked.

Performance Measures Used to Link Executive Compensation to Company Performance
EBITDA
Net Income (Loss)
Safety
Corn Oil Yield
Run Rate
ESG - ISS Scoring

EXECUTIVE COMPENSATION	81
Equity Compensation Plan Information
The following table sets forth certain information as of December 31, 2022 with respect to our equity compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance, aggregated by (i) all compensation plans previously approved by our security holders, and (ii) all compensation plans not previously approved by our security holders. The table includes:
—the number of securities to be issued upon the exercise of outstanding options and granted non-vested stock;
—the weighted-average exercise price of the outstanding options and granted non-vested stock; and
—the number of securities that remain available for future issuance under the plans.

Plan Category	Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (A)	Weighted-Average Exercise Price Of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available For Future Issuance (Excluding Securities Reflected in Column (A))(1)
Equity compensation plans approved by security holders	482,811(2)	-	1,619,867
Total	482,811	-	1,619,867
(1)The maximum number of shares that may be issued under the 2019 Equity Incentive Plan as option grants, restricted stock awards, restricted stock units, stock appreciation rights, direct share issuances and other stock-based awards is 5,710,000 shares of our Common Stock, which includes shares remaining under the 2009 Equity Incentive Plan that were rolled into the 2019 Equity Incentive Plan in 2019.
(2)Reflects 482,811 PSUs with a weighted average grant-date fair value of $18.22, representing the target number of performance share units outstanding on December 31, 2022.

82	GREEN PLAINS INC. 2023 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Proposal 4

Advisory Vote on the Frequency of Holding an Advisory Vote on Executive Compensation

Currently a scheduling vote regarding Executive Compensation is scheduled to occur at least once every six years.

The Board recommends that stockholders vote “FOR” a vote on the frequency of holding an advisory vote on executive compensation every "One Year" as set forth in Proposal 4.

Summary of Proposal
The Board values the input of its shareholders regarding the Company's executive compensation practices. Shareholders are also being asked to express their views on how frequently advisory votes on executive compensation, such as Proposal 3, should occur. Stockholders can advise the Board on whether such votes should occur every year, every two years, every three years or they may abstain from voting.
This is an advisory vote and as such is not binding on the Board. However, the Board will take the results of the vote into account when deciding when to call for the next advisory vote on executive compensation. A scheduling vote similar to this will occur at least once every six years.
Vote Required
The Board recommends that the advisory vote on executive compensation be held every one year. An annual approach provides regular input by stockholders. Shareholders are not being asked to approve or disapprove of the Board's recommendation, but rather to indicate their own choice among the frequency options. Brokers are prohibited from giving proxies to vote on executive compensation matters unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to Proposal 4 if you want your broker to vote your shares on Proposal 4.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	83
Security Ownership of Certain Beneficial Owners and Management
Security Ownership of Certain Beneficial Owners
The following table and notes set forth certain information with respect to the beneficial ownership of shares of our Common Stock based on Schedule 13G or Schedule 13D filings, as the case may be, as of March 15, 2023, by each person or group within the meaning of Rule 13d-3 under the Exchange Act who is known to our management to be the beneficial owner of more than five percent of our outstanding Common Stock and is based upon information provided to us by those persons.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
BlackRock, Inc. (2) 55 East 52nd Street New York, NY 10055	11,990,041	19.4%
State Street Corporation (3) 1 Lincoln Street Boston, MA 02111	4,359,232	7.0%
Ancora Holdings Group, LLC (4) 6060 Parkland Boulevard, Suite 200 Cleveland, Ohio 44124	4,190,970	6.8%
The Vanguard Group, Inc. (5) 100 Vanguard Boulevard Malvern, PA 19355	4,180,734	6.8%
Franklin Mutual Advisers, LLC (6) 101 John F. Kennedy Parkway Short Hills, NJ 07078	3,718,750	6.0%
Grantham, Mayo, Van Otterloo & Co. LLC (7) 40 Rowes Wharf Boston, MA 02110	3,220,144	5.2%
(1)Percentage calculated based on 61,878,447 shares, which includes 59,492,336 shares of Common Stock outstanding and 2,386,111 warrants exercisable as of March 15, 2023.
(2)BlackRock, Inc. – filed on February 2, 2023; with respect to itself and certain subsidiaries, shares are beneficially owned with sole voting power over 11,919,967 of the shares and with sole dispositive power over 11,990,041 of the shares.
(3)State Street Corporation – filed on February 9, 2023; shares are beneficially owned with shared voting power over 4,242,771 of the shares and shared dispositive power over 4,359,232 of the shares.
(4)Ancora Holdings Group, LLC – filed on January 31, 2023; shares are beneficially owned with shared voting power over 4,190,970 of the shares owned and shared dispositive power over 4,190,970 of the shares owned. Consists of (i) 28,883 shares owned directly by Ancora Merlin, LP; (ii) 303,033 shares beneficially owned directly by Ancora Merlin Institutional, LP; (iii) 29,992 shares beneficially owned directly by Ancora Catalyst, LP; (iv) 300,401 shares beneficially owned directly by Ancora Catalyst Institutional, LP; (v) 482,048 shares beneficially owned directly by Ancora Impact Fund LP - Series Q; (vi) 1,224,110 shares beneficially owned directly by Ancora Impact Fund LP Series S; (vii) 1,077,110 shares beneficially owned directly by Ancora Impact Fund SPC Ltd Segregated Portfolio H; (viii) 738,910 shares held in certain separately managed accounts advised by Ancora Alternatives LLC; (ix) 3,359 shares held in certain separately managed accounts advised by Ancora Advisors, LLC; and (x) 3,124 shares held in certain separately managed accounts advised by Ancora Family Wealth Advisors, LLC. Ancora Holdings Group, LLC is the sole member of each of Ancora Alternatives LLC, which also serves as investment advisor to certain funds listed above, Inverness Holdings LLC and The Ancora Group LLC. Inverness Holdings is the sole member of Ancora Family Wealth Advisors, LLC and The Ancora Group LLC is the sole member of Ancora Advisors, LLC. Mr. Frederick DiSanta as the Chairman and Chief Executive Officer of Ancora Holdings Group, LLC may be deemed to beneficially own all 4,190,970 shares. Each person has shared voting power and shared dispositive power with respect to his or its respective reported shares. Each of the persons disclaims beneficial ownership of the securities that he or it does not directly own.
(5)The Vanguard Group, Inc. – filed on February 9, 2023; shares are beneficially owned with shared voting power over 37,766 of the shares, sole dispositive power over 4,092,777 of the shares and shared dispositive power over 87,957 of the shares.
(6)Franklin Mutual Advisers, LLC – filed on January 31, 2023; shares are beneficially owned with sole voting power over 3,529,362 of the shares and sole dispositive power over 3,718,750 of the shares.
(7)Grantham, Mayo, Van Otterloo & Co. LLC – filed on February 13, 2023; shares are beneficially owned with sole voting power over 3,220,144 of the shares and sole dispositive power over 3,220,144 of the shares.

84	GREEN PLAINS INC. 2023 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT
Security Ownership of Management
The following table and notes set forth certain information with respect to the beneficial ownership of shares of our Common Stock, as of March 15, 2023, by each director, each nominee for director, each named executive officer and by all directors and executive officers as a group:

Name and Address of Beneficial Owner (1)	Shares Beneficially Owned (2)	Percentage of Total (3)	GPP Units Beneficially Owned (4)	Percentage of Total (4)
Todd Becker	757,509	1.2	2,856	*
Alain Treuer (5)	308,726	*
Patrich Simpkins	200,655	*	5,000	*
Wayne Hoovestol (6)	195,835	*
Jim Anderson	110,766	*
Brian Peterson (7)	77,600	*
Paul Kolomaya	75,889	*	1,500	*
Michelle Mapes	64,679	*	14,242	*
Leslie van der Meulen	35,283	*
Ejnar Knudsen	32,469	*
James Stark	20,095	*
Grant Kadavy	18,364	*
Chris Osowski	15,837	*
James Herbert	13,019	*
Kimberly Wagner	12,161	*
Martin Salinas	6,004	*	28,209	*
Farha Aslam	5,240	*
Executive Officers and Directors as a Group (17 persons)	1,950,131	3.2
Executive Officers and Directors as a Group (14 persons) (4)			207,384	0.9
*    Less than 1%.
(1)Except where otherwise indicated, the address of the beneficial owner is deemed to be the same address as the company.
(2)Beneficial ownership is determined in accordance with SEC rules and generally includes holding voting and investment power with respect to the securities. Shares of Common Stock subject to options currently exercisable, or exercisable within 60 days, are deemed outstanding for computing the percentage of the total number of shares beneficially owned by the designated person but are not deemed outstanding for computing the percentage for any other person.
(3)Percentage calculated based on 61,878,447 shares, which includes 59,492,336 shares of Common Stock outstanding and 2,386,111 warrants exercisable as of March 15, 2023.
(4)Includes common units of GPP held directly by executive officers as of March 15, 2023. Directors of the company, except for Messrs. Becker and Simpkins and Ms. Mapes, are not directors of GPP and as such holdings of GPP units by our non-employee directors, if any, are not reported in this table. Percentage calculated based on 23,246,822 common units outstanding as of March 15, 2023.
(5)Includes 175,000 shares owned by Mr. Treuer's wife.
(6)Includes 17,000 shares owned by Mr. Hoovestol’s wife.
(7)Includes 15,000 shares that Mr. Peterson owns jointly with his child.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	85
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act, as amended, requires our directors and certain officers, and persons who beneficially own more than 10% of the Company’s ordinary shares, to file reports of ownership and reports of changes in ownership with the SEC. To our knowledge, based solely on our review of the copies of Section 16(a) reports and amendments thereto furnished to us during and with respect to fiscal year 2022 and on written representations from certain reporting persons, all reportable transactions during fiscal year 2022 were reported on a timely basis, except for a late filing on Form 3 for Chris Osowski pertaining to shares granted as part of his employment on January 10, 2022, which was not filed until January 24, 2022 as we were not able to obtain his CIK codes within two days.

86	GREEN PLAINS INC. 2023 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT
Transactions with Related
Persons, Promoters and
Certain Control Persons
Our Related Party Policy addresses our Company’s procedures with respect to the review and approval of “related party transactions” that are required to be disclosed pursuant to SEC regulations. The Related Party Policy provides that any transaction or activity, in which GPI is involved, with a “related party” (which is defined as an employee’s child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, or any person (other than a tenant or employee) sharing the household of an employee of ours, or any entity that is either wholly or substantially owned or controlled by an employee of ours or any of the foregoing persons and any trust of which an employee of ours is a trustee or beneficiary) shall be subject to review by our general counsel so that appropriate measures can be put into place to avoid either an actual conflict of interest or the appearance of a conflict of interest. Any waivers of this conflict of interest policy must be in writing and be pre-approved by our general counsel.
In determining whether a related party transaction will be approved or ratified, the Audit Committee may consider factors such as (a) the extent of the related party’s interest in the transaction; (b) the availability of other sources of comparable products or services; (c) whether the terms are competitive with terms generally available in similar transactions with persons that are not related parties; (d) the benefit to us; and (e) the aggregate value of the transaction.
There were no related party transactions in 2022.

OTHER MATTERS	87
Other Matters
Additional Meeting Information
2023 Annual Meeting of Shareholders
Time and Date: 10:00 a.m., Central Daylight Time, Tuesday, May 9, 2023
Place (Online Meeting): www.meetnow.global/MLRY7H6
Record Date: March 15, 2023
Voting Information
Who is Eligible to Vote
You are entitled to vote at the 2023 Annual Meeting of Shareholders if you were a shareholder of record as of the Record Date, which has been fixed as of close of business on March 15, 2023. On the Record Date, there were 59,492,336 shares of our Company’s Common Stock outstanding and eligible to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter properly brought before the Annual Meeting.
The presence, in person (online) or by properly executed proxy, at the Annual Meeting of the holders of a majority of the outstanding shares of Common Stock entitled to vote shall constitute a quorum. Proxies that are marked to “withhold authority” with respect to the election of directors and proxies for which no instructions are given will be counted for purposes of determining the presence of a quorum.
Electronic Access to Proxy Materials
Pursuant to rules adopted by the SEC, we are making this Proxy Statement and our 2022 Annual Report available to shareholders electronically via the Internet. On or around March 29, 2023, we mailed the Notice, which provides information regarding the availability of proxy materials for the Annual Meeting, to our shareholders of record.
Shareholders will be able to access this Proxy Statement and our 2022 Annual Report on the website referred to in the Notice or request to receive printed copies of the proxy materials. Instructions on how to access the proxy materials on the Internet or to request a printed copy may be found in the Notice. The website on which you will be able to view our proxy materials also allows you to choose to receive future proxy materials electronically by email, which would save us the cost of printing and mailing documents to you. If you choose to receive future proxy statements by email, you will receive an email next year with instructions containing a link to the proxy voting site. Your election to receive proxy materials by email remains in effect until you terminate it.

HOW YOU CAN ACCESS THE PROXY MATERIALS ONLINE
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting
to Be Held on May 9, 2023.
The Notice, the Proxy and our 2022 Annual Report may be accessed at
www.edocumentview.com/GPRE.

88	GREEN PLAINS INC. 2023 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT
Meeting Agenda and Voting Recommendations

Proposals		Board Vote Recommendation	For Further Details
1.	The election of three directors to serve a one year term that expire at the 2024 annual meeting (“Proposal 1”)	Vote FOR	▶ Page 13
2.	The ratification of the selection of the company’s independent registered public accountants for 2023 (“Proposal 2”)	Vote FOR	▶ Page 37
3.	An advisory vote to approve executive compensation (“Proposal 3”)	Vote FOR	▶ Page 43
4.	An advisory vote on the frequency of holding an advisory vote on executive compensation (“Proposal 4”)	Vote FOR every "One Year"	▶ Page 82
Proxy Voting and Revocability of Proxies
Common Stock, represented by the proxies received pursuant to this solicitation and not timely revoked, will be voted at the Annual Meeting in accordance with the instructions indicated in properly submitted proxies. If no instructions are indicated, such shares will be voted as recommended by the Board. If any other matters are properly presented to the Annual Meeting for action, the person(s) named in the enclosed form(s) of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment. Broker non-votes and abstentions are not treated as votes cast for any of the matters to be voted on at the meeting.
A holder of Common Stock who has submitted a proxy may revoke it prior to its exercise by providing written notice of revocation or a later-dated proxy to the Corporate Secretary of the company at any time before the closing of the polls at the meeting, or by voting online at the meeting. Any written notice revoking a proxy should be sent to: Green Plains Inc., Attention: Michelle S. Mapes, Corporate Secretary, 1811 Aksarben Drive, Omaha, Nebraska 68106. Attendance and voting online at the Annual Meeting does not itself revoke a proxy; however, any shareholder who attends the Annual Meeting online may revoke a previously submitted proxy by voting online.
Computershare Trust Company, N.A. is the transfer agent and registrar for our Common Stock. If your shares are registered directly in your name with our transfer agent, with respect to those shares, you are considered the shareholder of record, or a registered shareholder, and these materials were sent to you directly by us. If you are a shareholder of record, you may vote by attending the Annual Meeting and voting online.
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and that organization should have forwarded these materials to you. As the beneficial owner, you have the right to direct your broker, bank or nominee holding your shares how to vote and are also invited to attend the Annual Meeting. Please refer to the information forwarded by your broker or bank for instructions on how to direct their vote. However, since you are not a shareholder of record, you may not vote these shares at the online Annual Meeting unless you bring with you a legal proxy from the shareholder of record.
If you are a registered shareholder, there are three ways to vote:
—Going to the Internet website indicated on the Proxy Card or voting instruction card and following the instructions provided (you will need the control number that is included in the Notice);
—Calling the toll-free telephone number indicated on the Proxy Card or voting instruction card (you will need the control number that is included in the Notice); or
—Signing, dating and returning the Proxy Card if you request to receive your proxy materials by mail.
Your shares will be voted as you indicate. If you do not indicate your voting preferences, the appointed proxies will vote your shares “For” all nominees in Proposal 1, and “For” Proposals 2, 3 and “1 Year” on Proposal 4.

OTHER MATTERS	89
Broker Non-Votes
Broker non-votes occur when nominees, such as brokers and banks holding shares on behalf of the beneficial owners, are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions at least ten days before the Annual Meeting date. If no instructions are given within that time frame, the nominees may vote those shares on matters deemed “routine” by the New York Stock Exchange. On non-routine matters, nominees cannot vote without instructions from the beneficial owner, resulting in so-called “broker non-votes.” Broker non-votes are not counted for the purposes of determining the number of shares present in person (online) or represented by proxy on any voting matter. All proposals are considered non-routine, except for Proposal 2.
Expenses and Methods of Solicitation
We will bear the expense of soliciting proxies. In addition to the use of the mail and internet, proxies may be solicited personally, or by telephone or other means of communications, by directors, officers and employees of the company and its subsidiaries who will not receive additional compensation therefor. We will reimburse banks, brokerage firms and nominees for reasonable expenses incurred related to forwarding proxy solicitation materials to beneficial owners of shares held by such banks, brokerage firms and nominees.
Vote Required
The affirmative vote of a plurality of the votes cast at the Annual Meeting by the holders of the Common Stock, assuming a quorum is present, is required to elect each director. The three persons receiving the greatest number of votes at the Annual Meeting shall be elected as directors. Since only affirmative votes count for this purpose, broker non-votes or votes withheld will not affect the outcome of the voting on Proposal 1. The affirmative vote of a majority of the votes cast at the Annual Meeting by the holders of the Common Stock, assuming a quorum is present, is required to approve Proposals 2, 3, and 4. Since only votes cast count for this purpose, broker non-votes and abstentions will not affect the outcome of the voting on Proposals 2, 3 and 4.
Annual Report
This Proxy Statement and our Annual Report, which includes financial and other information about our activities but is not to be deemed a part of the proxy soliciting material, are available at our website at www.gpreinc.com. Additionally, you may access our Proxy Statement at www.edocumentview.com/GPRE. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available free of charge on our website at www.gpreinc.com as soon as reasonably practicable after we file or furnish such information electronically with the SEC. A copy of the annual report on Form 10-K and the exhibits filed with our annual report on Form 10-K will be mailed to shareholders without charge upon written request to Green Plains Inc., Attention: Michelle S. Mapes, Corporate Secretary, 1811 Aksarben Drive, Omaha, Nebraska 68106. Such requests must include a good faith representation that the requesting party was either a holder of record or beneficial owner of our Common Stock on March 15, 2023. The information found on our website is not part of this or any other report we file or furnish to the SEC.

90	GREEN PLAINS INC. 2023 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT
Shareholder Proposals
Pursuant to Rule 14a-4(c) under the Exchange Act, if we do not receive advance notice of a shareholder proposal to be raised at our next annual meeting of shareholders in accordance with the requirements of our bylaws, the proxies solicited by us may confer discretionary voting authority to vote proxies on the shareholder proposal without any discussion of the matter in the Proxy Statement. Our bylaws provide that timely written notice of a shareholder proposal or director nomination must be delivered to, or mailed and received by, the Corporate Secretary of the company at the principal executive offices of the company not less than 90 nor more than 120 days prior to the one-year anniversary of the prior year’s annual meeting (which for a May 9, 2023 meeting date is on or before February 9, 2024 and on or after January 10, 2024). Only proposals properly delivered in this time frame may be brought before the meeting. As to each matter a shareholder proposes to bring before the 2023 annual meeting of shareholders, the shareholder’s notice must set forth: (i) the name and address of such shareholder, as they appear on our books, and of such beneficial owner; (ii) the class and number of shares of our Common Stock which are held of record or are beneficially owned, directly or indirectly, by the shareholder and any derivative instrument and by any other shareholders known by such shareholder to be supporting such proposal; (iii) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such shareholder, beneficial owner or nominee with respect to any of our securities, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such shareholder, any beneficial owner or nominee with respect to any of our securities; (iv) any proxy, contract, arrangement, understanding or relationship pursuant to which the shareholder, beneficial owner or nominee has a right to vote any shares of any of our securities; (v) any rights to dividends on the shares of us beneficially owned by the shareholder or beneficial owner that are separated or separable from the underlying shares of the company; (vi) any performance-related fees (other than asset-based fees) that the shareholder, a beneficial owner or the nominee is entitled to based on any increase or decrease in the value of our shares or derivative instruments, if any, as of the date of such notice; (vii) any material interest of the shareholder or beneficial owner in such business; and (viii) a statement whether such shareholder or any beneficial owner will deliver a Proxy Statement and form of proxy to holders of at least the percentage of our voting shares required under applicable law to carry the proposal or nomination. In addition, to be in proper written form, a shareholder’s notice to the Corporate Secretary of the company must be supplemented not later than 10 days following the record date for notice of the meeting to disclose the information contained in clauses (ii) through (vi) above as of the record date for notice of the meeting. Our bylaws also provide that the Chairman of an annual meeting shall, if the facts warrant, determine and declare at any meeting of the shareholders that business was not properly brought before the meeting and, if he should so determine, declare that such business shall not be transacted.
In addition the foregoing, a shareholder who wishes to nominate a director for election or re-election, must also include the following in its notice to us as to each person whom the shareholder proposes to nominate for election or re-election as a director: (i) all information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to be named in the Proxy Statement as a nominee and to serving as a director if elected); (ii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder; (iii) a written statement executed by the nominee acknowledging that as a director, the nominee will owe a fiduciary duty under Iowa law with respect to u s and our shareholders; (iv) a fully completed Director’s Questionnaire on the form supplied by us upon written request from the shareholder, executed by the nominee; and (v) a written representation and agreement (in the form provided by the secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of ours, will act or vote on any issue or question, or voting commitment, that has not been disclosed to us or (2) any voting commitment that could limit or interfere with such person’s ability to comply, if elected as a director of ours, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or reimbursement or indemnification in connection with service or action as a director that has

OTHER MATTERS	91
not been disclosed therein, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of ours, and will comply with all applicable publicly disclosed corporate guidance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of Green Plains.
Any shareholder who desires to have a proposal included in the proxy soliciting material relating to our 2024 annual meeting of shareholders must comply with Rule 14a-8 under the Exchange Act and must send a signed proposal to the Corporate Secretary at 1811 Aksarben Drive, Omaha, Nebraska 68106. This proposal must be received no later than November 30, 2023, to be considered for inclusion in the Proxy Statement for the 2024 annual meeting of shareholders.
To comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees for the 2024 Annual Meeting of Shareholders, other than the nominees of the Corporation’s Board of Directors, must also comply with the additional requirements of Rule 14a-19 under the Exchange Act, including providing a statement that such shareholder intends to solicit the holders of shares representing at least 67% of the voting power of shares of the Corporation entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees. Such notice must be postmarked or electronically submitted to the Secretary of the Corporation no later than March 10, 2024.
Discretionary Authority
At the time of mailing of this Proxy Statement, the Board was not aware of any other matters that might be presented at the meeting. If any matter not described in this Proxy Statement should properly be presented, the person named on the accompanying Proxy Card will vote such proxy in accordance with their judgment.
By Order of the Board of Directors,

Michelle Mapes
Corporate Secretary
March 29, 2023

92	GREEN PLAINS INC. 2023 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT
COMMONLY USED DEFINED TERMS
Company and Regulatory Defined Terms:

Green Plains; the company; GPI	Green Plains Inc.
Exchange Act	Securities Exchange Act of 1934, as amended
GPP	Green Plains Partners LP
NASDAQ	The Nasdaq Global Market
SEC	Securities and Exchange Commission
Securities Act	Securities Act of 1933, as amended

Other Defined Terms:
Annual Meeting	The 2023 Annual Meeting of shareholders of Green Plains Inc. and any adjournment or postponement thereof
ASC 718	Accounting Standards Codification Topic 718, Compensation – Stock Compensation
Board	Board of Directors of Green Plains Inc.
Common Stock	Green Plains Inc. Common Stock, $0.001 par value per share
EBITDA
Earnings before interest, taxes, depreciation and amortization which is a non-GAAP measure. See our Annual Report on Form 10-K for the year ended December 31, 2022 for a reconciliation to GAAP net income

ESG	Environmental, social and corporate governance
GAAP	U.S. Generally Accepted Accounting Principles
GICS	Global Industry Classification Standard
Internal Revenue Code	Internal Revenue Code of 1986, as amended
LTIP	Long-term incentive program
MBO	Management by Objectives
NEO	Named executive officer
Notice	Important notice regarding the availability of proxy materials for the Annual Meeting
PSU	Performance Share Unit
Record Date	The record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting
RSA	Restricted Stock Award
TCJA	Tax Cuts and Jobs Act of 2017
TSR	Total Shareholder Return
U.S.	United States

Helpful Resources

Annual Meeting
Proxy & supplemental materials	www.envisionreports.com/GPRE
Online voting for registered holders	www.envisionreports.com/GPRE
Webcast	www.meetnow.global/MLRY7H6
Electronic delivery of future proxy materials	www.envisionreports.com/GPRE

Corporate Governance
Leadership	https://investor.gpreinc.com/corporate-governance/leadership
Board of directors	https://investor.gpreinc.com/corporate-governance/board-of-directors
Committee composition	https://investor.gpreinc.com/corporate-governance/committee-composition
Contacting the Board	https://investor.gpreinc.com/corporate-governance/contact-the-board
Governance documents	https://investor.gpreinc.com/corporate-governance

Financial Reporting
Annual report	https://investor.gpreinc.com/financials-filings
Financial filings	https://investor.gpreinc.com/financials-filings
Stock information	https://investor.gpreinc.com/stock-information

Other Information
Corporate website	https://gpreinc.com/
Investor relations	https://investor.gpreinc.com/
Sustainability	https://gpreinc.com/who-we-are/sustainability/
Sustainability report	https://gpreinc.com/sustainbility-report-2021
Press releases	https://investor.gpreinc.com/press-releases
The information on our website is not incorporated by reference in this proxy statement.

Green Plains Inc.
1811 Aksarben Drive
Omaha, NE 68106
www.gpreinc.com

Green Plains

VOTE

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ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
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C123456789

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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.envisionreports.com/GPRE** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/GPRE

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas.

X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all nominees in Proposal 1, FOR Proposals 2, 3 and 1 YEAR on Proposal 4.

	For	Withhold
01 - Jim Anderson	☐	☐
02 - Ejnar Knudsen	☐	☐
03 - Kimberly Wagner	☐	☐

	1 Year	2 Years	3 Years	Abstain
4. To cast an advisory vote on the frequency of holding an advisory vote on executive compensation	☐	☐	☐	☐

+

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 J N T

1 U P X 5 7 2 0 9 0

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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03S9HB

The 2023 Annual Meeting of Shareholders of Green Plains Inc. will be held on Tuesday, May 9, 2023 at 10:00 am CDT, virtually via the Internet at www.meetnow.global/MLRY7H6.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholder Meeting to be held on May 9, 2023: The Notice, Proxy Statement and Annual Report are available at www.envisionreports.com/GPRE

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/GPRE

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Green Plains Inc.

Proxy Solicited by Board of Directors for Annual Meeting — May 9, 2023

Todd Becker and Michelle Mapes, with the power to appoint his or her substitute, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Green Plains Inc. to be held on May 9, 2023 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxy will have authority to vote FOR all nominees listed in Proposal 1, FOR Proposals 2, 3 and 1 YEAR on Proposal 4.

In his or her discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

C Non-Voting Items

Change of Address — Please print new address below.